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TABLE OF CONTENTS 2

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.600% Senior Notes due 2024	$500,000,000	99.639%	$498,195,000	$64,168.00

(1) Calculated in accordance with Rules 457(b) and 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-194389

Prospectus supplement
(to prospectus dated March 7, 2014)

$500,000,000
4.600% Senior Notes due 2024

Interest payable on April 1 and October 1

W. P. Carey Inc. ("W. P. Carey") is offering $500,000,000 aggregate principal amount of its 4.600% Senior Notes due 2024 (the "notes"). We will pay interest semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2014, The notes will mature on April 1, 2024. However, W. P. Carey may, at its option, redeem the notes, in whole at any time or in part from time to time at the applicable redemption price described in this prospectus supplement under the caption "Description of the notes—Optional redemption." The notes will be senior unsecured obligations of W. P. Carey and rank equally in right of payment with all of its other senior unsecured indebtedness from time to time outstanding.

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully read the information under the heading "Risk factors" beginning on page S-8 of this prospectus supplement and the risks set forth in the documents we have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to us

Per note	99.639%	0.650%	98.989%
Total	$498,195,000	$3,250,000	$494,945,000

(1)   Plus accrued interest, if any, from March 14, 2014, if settlement occurs after that date.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A/N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about March 14, 2014.

Joint Book-Running Managers

J.P. Morgan	Citigroup	Wells Fargo Securities

Senior Co-Managers

Barclays	BofA Merrill Lynch

Co-Managers

BMO Capital Markets	Capital One Securities	Fifth Third Securities
PNC Capital Markets LLC	RBS	Regions Securities LLC

March 11, 2014.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate as of any date other than the dates of the specific information. Our business, financial condition, liquidity, results of operations, funds from operations, as adjusted ("AFFO") and prospects may have changed since those respective dates.

 About this prospectus supplement

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes certain terms of the notes and the offer and sale of the notes. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time, some of which does not apply to the notes or this offering. If there is a conflict between the terms of the notes or this offering in this prospectus supplement and those in the accompanying prospectus, the terms in this prospectus supplement shall control.

Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference into the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement subsequently contained in this prospectus supplement or the accompanying prospectus, in any free writing prospectus we may provide to you in connection with this offering or in any document we file with the United States Securities and Exchange Commission (the "SEC") under or pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that also is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering, together with the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as described under the heading "Where you can find more information; Incorporation by reference" beginning on page S-51 of this prospectus supplement.

Unless the context otherwise requires or as otherwise specified, references in this prospectus to "W. P. Carey," the "Company," "we," "us," or "our" refers to W. P. Carey and its consolidated subsidiaries and predecessors. References in this prospectus supplement to the "Combined Company" refer to W. P. Carey and Corporate Property Associates 16—Global Incorporated ("CPA®:16—Global"). We have a number of investments, usually with our affiliates, in which our ownership is less than 100%. We present certain information throughout this prospectus supplement on a "pro rata" basis under which we present our proportionate share, based on our ownership of these jointly-owned investments, of the assets, liabilities, revenues and expenses of those investments.

 Forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under "Where You Can Find More Information; Incorporation by Reference" contain certain information that is based on current expectations, estimates, forecasts and projections about us, our future performance, our business or others on our behalf, our beliefs and our management's assumptions and are to be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These forward-looking statements relate to such things as discussions regarding debt markets, tenant credit, general economic outlook, discussions regarding our overall corporate strategy, statements regarding estimated or future results of operations, statements regarding the anticipated impact of the Merger (as hereinafter defined) on our results of operations, statements that we make regarding our ability to qualify or to remain qualified as a real estate investment trust ("REIT"), the amount and timing of any future distributions including those that we are required to make as a REIT, our existing or future leverage and debt service obligations, our future prospects of growth, our future capital expenditure levels, our future financing transactions, and our plans to fund our future liquidity needs, and are generally identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors.

The information under the caption "Risk factors" contained herein and in our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed by us with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, and other similar statements contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus and the documents incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those contemplated by such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition, liquidity, results of operations, AFFO and prospects.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements except as required by applicable law. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

 Prospectus supplement summary

The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. Before making a decision to invest in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

W. P. Carey is a leading global owner and manager of commercial properties net leased to companies on a long-term basis. In addition, we act as an advisor to various income-oriented non-traded REITs through our investment management business. As of December 31, 2013, the Combined Company owned a diversified global investment portfolio with a whole or partial interest in 712 properties located in 16 countries with 98% occupancy and an average remaining lease term of 9.0 years. We also managed $5.7 billion of real estate assets on behalf of three affiliated non-traded REITs. Our properties are generally industrial, warehouse/distribution, office or retail facilities that we believe are essential to our corporate tenants' operations and are triple-net leased to single corporate tenants. Our leases typically require our tenants to pay substantially all of the costs associated with operating and maintaining the property. Our corporate tenants operate in a wide variety of business sectors. As of December 31, 2013, our enterprise value and the value of the assets managed through our investment management business was more than $15 billion.

Recent developments

  Merger with Corporate Property Associates 16—Global Incorporated

On January 31, 2014, W. P. Carey completed its merger (the "Merger") with its publicly held, non-traded REIT affiliate, CPA®:16—Global in a transaction valued at approximately $3.9 billion. As of December 31, 2013, CPA®: 16—Global's portfolio was comprised of full or partial interests in 467 properties, substantially all of which were triple-net leased, with an average remaining lease term of 9.5 years and an estimated annualized contractual base rent due under the leases, determined at December 31, 2013, or "ABR", on a pro-rata basis, totaling $322.0 million, and two hotel properties. As a result of the Merger, as of January 31, 2014, W. P. Carey had a total enterprise value of approximately $9.4 billion.

  Amended credit facility

In connection with the Merger and to assist us with accessing unsecured debt financing, on January 31, 2014 we renegotiated the terms and increased the capacity of our then-existing $450.0 million unsecured revolving credit facility and $175.0 million term loan facility (collectively, the "Previous Senior Credit Facility") to $1.25 billion, comprised of a $1.0 billion revolving line of credit and a $250.0 million term loan (respectively, the "New Revolving Credit Facility" and the "New Term Loan" and, collectively, the "New Senior Credit Facility"). The New Revolving Credit Facility will mature in four years and the New Term Loan will mature in two years, unless extended pursuant to their respective terms. The remainder of the substantive terms of the New Senior Credit Facility are substantially the same as the Previous Senior Credit Facility. On January 31, 2014, we drew down $515 million on our New Revolving Credit Facility and $250 million on the New Term Loan to repay the balance on our Previous Senior Credit Facility, plus a separate unsecured term loan of $300 million (the "Unsecured Term Loan"), as well as CPA®:16—Global's line of credit, which was terminated.

  Acquisition activity in 2013 and 2014

In 2013, we completed asset acquisitions totaling approximately $347 million for our own portfolio, approximately $216 million of which were in Europe. In addition, we structured approximately $1.4 billion of asset acquisitions on behalf of our managed REITs. In 2014, we have structured approximately $230 million of asset acquisitions on behalf of our managed REITs through February 28, 2014.

 The offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled "Description of the notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	W. P. Carey Inc.
Securities offered	$500,000,000 aggregate principal amount of 4.600% Senior Notes due 2024.
Stated maturity date	The notes will mature on April 1, 2024, unless redeemed prior to such date.
Interest rate	4.600% per year, accruing from March 14, 2014.
Interest paymentdates	April 1 and October 1 of each year, beginning on October 1, 2014.
Optional redemption
The Company may, at its option, redeem the notes, in whole at any time or in part from time to time, for cash, in each case prior to January 1, 2024 (three months prior to the stated maturity date of the notes), at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) a "make-whole" amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption.

In addition, at any time on or after January 1, 2024 (three months prior to the stated maturity date of the notes), the Company may, at its option, redeem the notes, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.
Use of proceeds
The net proceeds from the sale of the notes are estimated to be approximately $494 million after deducting the underwriting discount and our other estimated offering expenses payable by us. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, including the repayment of certain amounts outstanding under our New Senior Credit Facility and certain existing mortgage indebtedness over time, and making investments in the normal course of business. Affiliates of certain of the underwriters are lenders under our revolving credit facility, term loan, and certain mortgage indebtedness, and will receive their relative portions of any amounts repaid under these loans.

Restrictive covenants	The indenture contains covenants that require the Company to maintain at all times a specified ratio of unencumbered assets to unsecured debt and limit the Company from incurring secured and unsecured indebtedness. However, those covenants are subject to significant exceptions. In addition, our ability to consummate a merger, consolidation or a transfer of all or substantially all of our consolidated assets to another person is limited unless certain conditions are satisfied. For additional information, see "Description of the notes—Certain covenants" in this prospectus supplement and "Description of Debt Securities—Merger, Consolidation and Transfer of Assets" in the accompanying prospectus.
Ranking
The notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company's other senior unsecured indebtedness from time to time outstanding and effectively junior to (i) all of the indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the Company's subsidiaries and (ii) all of the Company's indebtedness that is secured by the Company's assets to the extent of the value of the collateral securing such indebtedness.
As of December 31, 2013, the Combined Company had pro forma indebtedness of $3.8 billion outstanding, of which $3.1 billion was secured indebtedness.
Further issuances
The Company may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of debt securities of the series in which the notes are a part and issue such additional debt securities, in which case any additional debt securities so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the notes and such additional debt securities will form a single series of debt securities under the indenture with the notes.
No public market
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes after this offering is completed, but they are not obligated to do so and may discontinue any market-making at any time without notice to or the consent of noteholders.

Book-entry form	The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificates representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.
Risk factors
You should read carefully the "Risk factors" beginning on page S-8 of this prospectus supplement, as well as the "Risk factors" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2013, before making a decision to invest in the notes.
Trustee	U.S. Bank National Association
Governing law	State of New York

Risk factors

In addition to the risks relating to our business, which are incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013 filed by us with the SEC and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before you decide to invest in the notes. The realization of any of these risks could have a material adverse effect on W. P. Carey's business, financial condition, liquidity, results of operations, AFFO and prospects and our ability to service our indebtedness, including the notes. In addition, the market price of your notes could be adversely affected, potentially significantly, and you could lose all or a substantial part of your investment in the notes.

Risks related to this offering

We may not be able to meet all of our debt service obligations, including those under the notes.

As of December 31, 2013, the Combined Company had pro forma indebtedness and other liabilities of $4.5 billion outstanding, of which $3.8 billion represented our total secured and unsecured debt.

Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

•
our cash flow may be insufficient to meet our debt service obligations with respect to the notes and our other indebtedness, which would enable lenders and other debtholders to accelerate the maturity of their indebtedness, or may be insufficient to fund other important business uses after meeting such obligations;

•
we may violate restrictive covenants in our debt agreements, which would entitle lenders and other debtholders to accelerate the maturity of their indebtedness;

•
we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable;

•
because a portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•
we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•
upon any default on our secured indebtedness, the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and receive an assignment of rents and leases; and

•
we may be unable to raise additional funds as needed or on favorable terms.

If any one of these events were to occur, our business, financial condition, liquidity, results of operations, AFFO and prospects, as well as our ability to satisfy all of our debt obligations,

including those under the notes, could be materially and adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, a circumstance which could hinder the Company's ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code").

The effective subordination of the notes may limit our ability to meet all of our debt service obligations, including those under the notes.

The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of our unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. While the indenture governing the notes will limit our ability to incur secured indebtedness in the future, it will not prohibit us from incurring such indebtedness if we and our subsidiaries are in compliance with certain financial ratios and other requirements at the time of its incurrence. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

The notes also will be effectively subordinated to all liabilities, whether secured or unsecured, and any preferred equity of our subsidiaries, which is particularly important since we have no significant operations or assets other than our equity interests in our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of our subsidiaries, we, as a common equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary's creditors, including trade creditors, and preferred equity holders. Furthermore, while the indenture governing the notes will limit the ability of our subsidiaries to incur additional indebtedness in the future, it will not prohibit our subsidiaries from incurring such indebtedness if we and our subsidiaries are in compliance with certain financial ratios and other requirements at the time of its incurrence.

We may not be able to generate sufficient cash flow to meet all of our debt service obligations, including those under the notes.

Our ability to meet all of our debt service obligations, including those under the notes, to refinance our indebtedness, including the notes, and to fund our operations, working capital, acquisitions, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us on favorable terms, or at all, in an amount sufficient to enable us to meet all of our debt service obligations, including those under the notes, or to fund our other important business uses. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

We may need to refinance all or a portion of our indebtedness, including the notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•
our business, financial condition, liquidity, results of operations, AFFO and prospects and market conditions at the time; and

•
restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, or obtain additional financing on favorable terms, or at all.

If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings are not available to us, we may be unable to meet all of our debt service obligations, including those under the notes. As a result, we would be forced to take other actions to meet those obligations, such as selling properties, raising equity or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all.

Despite our substantial outstanding indebtedness, we may still incur significantly more indebtedness in the future, which would exacerbate any or all of the risks described above.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our indebtedness do, and the indenture governing the notes will, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage described above, including our inability to meet all of our debt service obligations, including those under the notes, would be exacerbated.

The indenture governing the notes will contain restrictive covenants that restrict our ability to expand or fully pursue our business strategies.

The indenture governing the notes will contain financial and operating covenants that, among other things, will restrict our ability to take specific actions, even if we believe them to be in our best interest, including (subject to various exceptions) restrictions on our ability to consummate a merger, consolidation or a transfer of all or substantially all of our consolidated assets to another person.

In addition, our current debt agreements require us to meet specified financial ratios and the indenture governing the notes will require us to limit the amount of our total debt and the amount of our secured debt before incurring new debt, to maintain at all times a specified ratio of unencumbered assets to unsecured debt and to meet a debt service coverage ratio before incurring new debt. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of our debt agreements may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could result in the acceleration of the maturity of such indebtedness and potentially other indebtedness. If any of our indebtedness is accelerated prior to maturity, we may not be able to repay such indebtedness or refinance such indebtedness on favorable terms, or at all.

There is no prior market for the notes, so if an active trading market does not develop or is not maintained for the notes, you may not be able to resell them on favorable terms when desired, or at all.

Prior to this offering, there was no market for the notes and we cannot assure you that an active trading market will ever develop for the notes or, if one develops, will be maintained. Furthermore, we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have informed us that they currently intend to make a market in the notes after this offering is completed. However, the underwriters may cease their market making at any time without notice to or the consent of existing noteholders. The lack of a trading market could adversely affect your ability to sell the notes when desired, or at all, and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future market prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our business, financial condition, liquidity, results of operations, AFFO and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our business, financial condition, liquidity, results of operations, AFFO or prospects.

The market price for the notes may be volatile.

The market price of the notes may be highly volatile and be subject to wide fluctuations. The market price of the note may fluctuate as a result of factors that are beyond our control or unrelated to our historical and projected business, financial condition, liquidity, results of operations, AFFO and prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market price of your notes is likely to decline. We cannot predict the future level of market interest rates.

An adverse action to our credit ratings could have a materially adverse effect on us and the market price of the notes.

The credit ratings assigned to the notes could change based upon, among other things, our historical and projected business, financial condition, liquidity, results of operations, AFFO and prospects. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called "watch list" for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market price of the notes and our costs and availability of capital, which could in turn have a material adverse effect on us and on our ability to satisfy our debt service obligations, including those under the notes, and to make dividends and distributions on the Company's common stock and the market price of the notes.

The unaudited pro forma consolidated financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus do not purport to be indicative of our results of operations or financial condition following the Merger and, the purchase price of the assets we acquired in the Merger may not reflect the prices that we would obtain if such assets were sold to a third party.

The unaudited pro forma consolidated financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus has been presented for informational purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Merger with CPA®:16—Global been completed as of the date indicated, nor is it indicative of our future results of operations or financial condition.

The unaudited pro forma consolidated financial information does not reflect certain future events that have occurred or may occur as a result of the Merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. This unaudited pro forma combined financial is subject to numerous assumptions, estimates and other uncertainties and, as discussed under "Unaudited pro forma consolidated financial information" in this prospectus supplement, it is likely that actual results and effects of the merger may differ, perhaps substantially, from our assumptions and estimates. We can provide no assurance that any or all of such assumptions or estimates are correct.

Our portfolio

Geographic diversification

Information regarding the geographic diversification of the Combined Company's net-leased properties at December 31, 2013 on a pro rata basis is set forth below:

Portfolio diversification by geography
(in thousands, except percentages)

	Total portfolio				Unencumbered portfolio
Region	Square footage	Percent	ABR	Percent	Square footage	Percent	ABR	Percent

U.S.
South	17,443	20.7%	$124,571	18.9%	7,751	33.3%	$44,124	28.9%
East	17,138	20.3%	121,097	18.4%	5,238	22.5%	34,736	22.7%
West	12,088	14.3%	119,225	18.1%	3,582	15.4%	19,725	12.9%
Midwest	12,945	15.4%	82,844	12.6%	3,815	16.4%	23,977	15.7%

U.S. Total	59,614	70.7%	447,737	68.0%	20,386	87.5%	122,562	80.3%
International
Germany	7,079	8.4%	69,321	10.5%	1,580	6.8%	14,308	9.4%
France	8,780	10.4%	54,613	8.3%	242	1.0%	1,812	1.2%
Finland	2,403	2.9%	33,692	5.1%	184	0.8%	4,055	2.7%
Poland	1,827	2.2%	18,596	2.8%	—	0.0%	—	0.0%
Other(1)	4,601	5.5%	34,620	5.3%	909	3.9%	9,971	6.5%

International Total	24,690	29.3%	210,842	32.0%	2,915	12.5%	30,146	19.7%

Total	84,304	100.0%	$658,579	100.0%	23,301	100.0%	$152,708	100.0%

(1)  Includes assets in the United Kingdom, the Netherlands, Hungary, Spain, Belgium, Sweden, Canada, Mexico, Thailand, Malaysia and Japan.

Property diversification

Information regarding the property diversification of the Combined Company's net-leased properties at December 31, 2013 on a pro rata basis is set forth below:

Portfolio diversification by property type
(in thousands, except percentages)

	Total portfolio				Unencumbered portfolio
Property type	Square footage	Percent	ABR	Percent	Square footage	Percent	ABR	Percent

Office	10,928	13.0%	$176,244	26.8%	2,384	10.2%	$31,831	20.8%
Industrial	31,920	37.9%	170,440	25.9%	10,375	44.5%	51,785	33.9%
Warehouse / Distribution	24,694	29.3%	126,106	19.1%	4,107	17.6%	19,348	12.7%
Retail	7,739	9.2%	90,678	13.8%	586	2.5%	3,273	2.1%
Self Storage	5,143	6.1%	28,738	4.4%	5,143	22.1%	28,738	18.8%
Other Properties(1)	3,880	4.6%	66,373	10.1%	706	3.0%	17,733	11.6%

Total	84,304	100.0%	$658,579	100.0%	23,301	100.0%	$152,708	100.0%

(1)  Includes hospitality, education, sports, theater, residential and unoccupied land.

Tenant industry information

Information regarding the tenant industry diversification of the Combined Company's net-leased properties at December 31, 2013 on a pro rata basis is set forth below:

Portfolio diversification by tenant industry
(in thousands, except percentages)

	Total portfolio				Unencumbered portfolio
Industry type(1)	Square footage	Percent	ABR	Percent	Square footage	Percent	ABR	Percent

Retail Trade	17,165	20.4%	$132,701	20.1%	644	2.8%	$3,639	2.4%
Electronics	4,967	5.9%	66,140	10.0%	1,118	4.8%	9,926	6.5%
Chemicals, Plastics, Rubber and Glass	6,428	7.6%	36,827	5.6%	1,437	6.2%	8,593	5.6%
Automobile	6,268	7.4%	34,638	5.3%	2,347	10.1%	11,901	7.8%
Business and Commercial Services	2,542	3.0%	34,380	5.2%	207	0.9%	2,336	1.5%
Healthcare, Education and Childcare	2,757	3.3%	34,055	5.2%	852	3.7%	7,984	5.2%
Construction and Building	8,045	9.5%	29,953	4.5%	2,655	11.4%	11,018	7.2%
Beverages, Food and Tobacco	4,328	5.1%	27,642	4.2%	784	3.4%	3,917	2.6%
Media: Printing and Publishing	2,759	3.3%	25,001	3.8%	511	2.2%	2,944	1.9%
Hotels and Gaming	1,089	1.3%	22,976	3.5%	53	0.2%	6,876	4.5%
Telecommunications	1,495	1.8%	21,123	3.2%	632	2.7%	7,620	5.0%
Leisure, Amusement and Entertainment	1,114	1.3%	20,963	3.2%	375	1.6%	7,050	4.6%
Machinery	2,955	3.5%	20,937	3.2%	1,895	8.1%	15,731	10.3%
Transportation—Cargo	2,197	2.6%	20,099	3.1%	426	1.8%	1,928	1.3%
Buildings and Real Estate	3,343	4.0%	18,679	2.8%	3,343	14.3%	18,679	12.2%
Federal, State and Local Government	628	0.7%	16,333	2.5%	254	1.1%	4,864	3.2%
Consumer Non-Durable Good	2,881	3.4%	15,762	2.4%	130	0.6%	1,074	0.7%
Insurance	1,060	1.3%	13,029	2.0%	132	0.6%	1,883	1.2%
Grocery	1,198	1.4%	12,387	1.9%	246	1.1%	2,203	1.4%
Transportation—Personal	1,825	2.2%	10,266	1.6%	1,825	7.8%	10,266	6.7%
Aerospace and Defense	1,101	1.3%	8,583	1.3%	448	1.9%	2,327	1.5%
Textiles, Leather and Apparel	2,006	2.4%	8,196	1.2%	707	3.0%	4,072	2.7%
Mining, Metals and Primary Metal Industries	1,455	1.7%	7,886	1.2%	344	1.5%	1,308	0.9%
Other(2)	3,298	3.9%	20,023	3.0%	1,369	5.9%	4,569	3.0%
Vacant	1,400	1.7%	—	0.0%	567	2.4%	—	0.0%

Total	84,304	100.0%	$658,579	100.0%	23,301	100.0%	$152,708	100.0%

(1)  Based on the Moody's Classification System and information provided by the tenant.

(2)  Includes rent from tenants in the following industries: consumer and durable goods; banking; forest products and paper; consumer services; utilities; and multi-tenant properties.

Top ten tenants

Information regarding the Combined Company's top ten tenants at December 31, 2013 on a pro rata basis is set forth below:

Top tenants—total portfolio
(in thousands, except percentages)

Tenant	Square footage	Percent of total	ABR	Percent of total

Hellweg Die Profi-Baumarkte GmbH Und Co. KG	3,507	4.2%	$42,411	6.4%
Carrefour France SAS	6,265	7.4%	33,433	5.1%
U-Haul Moving Partners Inc. / Mercury Partners, LP	5,143	6.1%	28,738	4.4%
OBI Group	1,827	2.2%	18,596	2.8%
Marcourt Investments Inc. (Marriott Corporation)	1,036	1.2%	16,100	2.4%
UTI Holdings, Inc.	1,096	1.3%	14,514	2.2%
True Value Company	3,628	4.3%	14,486	2.2%
Advanced Micro Devices	362	0.4%	11,944	1.8%
The New York Times Company	321	0.4%	11,552	1.8%
Dick's Sporting Goods, Inc.	1,169	1.4%	11,538	1.8%

Total	24,354	28.9%	$203,312	30.9%

Rent escalations

Information regarding the rent escalations in the leases of the Combined Company's net-leased properties at December 31, 2013 on a pro rata basis is set forth below:

Contractual rent increases
(in thousands, except percentages)

	Total portfolio				Unencumbered portfolio
Increase type	Square footage	Percent	ABR	Percent	Square footage	Percent	ABR	Percent

CPI—Uncapped	36,805	43.7%	$286,312	43.5%	10,939	46.9%	$68,075	44.6%
Fixed	22,083	26.2%	166,335	25.3%	4,992	21.4%	37,978	24.9%
CPI—Capped	20,577	24.4%	166,947	25.3%	5,863	25.2%	38,609	25.3%
Other(1)	1,342	1.6%	22,203	3.4%	211	0.9%	4,502	2.9%
None	2,097	2.5%	16,782	2.5%	729	3.1%	3,544	2.3%
Vacant	1,400	1.7%	—	0.0%	567	2.4%	—	0.0%

Total	84,304	100.0%	$658,579	100.0%	23,301	100.0%	$152,708	100.0%

(1)  Includes additional rent based upon tenant revenue.

Lease maturity

Information regarding the Combined Company's lease maturities at December 31, 2013 on a pro rata basis is set forth below:

Lease maturity schedule
(in thousands, except percentages)

	Total portfolio				Unencumbered portfolio
Year of lease expiration(1)	Square footage	Percent	ABR	Percent	Square footage	Percent	ABR	Percent

2014	1,327	1.6%	$12,745	1.9%	225	1.0%	$1,812	1.2%
2015	8,489	10.1%	55,904	8.5%	580	2.5%	2,922	1.9%
2016	3,186	3.8%	28,329	4.3%	1,339	5.7%	10,403	6.8%
2017	3,209	3.8%	19,738	3.0%	1,083	4.6%	5,810	3.8%
2018	2,752	3.3%	31,183	4.7%	2,116	9.1%	13,151	8.6%
2019	4,110	4.9%	45,189	6.9%	611	2.6%	2,964	1.9%
2020	4,227	5.0%	35,470	5.4%	1,784	7.7%	7,855	5.1%
2021	7,606	9.0%	48,486	7.4%	2,022	8.7%	11,341	7.4%
2022	8,694	10.3%	61,856	9.4%	2,206	9.5%	11,598	7.6%
2023	5,451	6.5%	47,730	7.2%	1,151	4.9%	9,275	6.1%
2024	12,497	14.8%	86,493	13.1%	5,942	25.5%	31,128	20.4%
2025	2,016	2.4%	16,329	2.5%	165	0.7%	1,248	0.8%
2026	2,707	3.2%	19,862	3.0%	317	1.4%	2,046	1.3%
2027	5,592	6.6%	37,954	5.8%	1,393	6.0%	13,729	9.0%
Thereafter	11,041	13.1%	111,311	16.9%	1,800	7.7%	27,426	18.0%
Vacant	1,400	1.7%	—	0.0%	567	2.4%	—	0.0%

Total	84,304	100.0%	$658,579	100.0%	23,301	100.0%	$152,708	100.0%

(1)  Assumes tenant does not exercise renewal option.

Debt maturity

Information regarding the Combined Company's debt maturities at December 31, 2013 on a pro rata basis is set forth below:

Debt Maturity Schedule
(in thousands, except number of properties and percentages)

Year of Maturity	Number of Properties	ABR	Balloon Payments	Other Principal Payments	Pro Rata Outstanding Balance	Weighted Average Interest Rate(1)

2014	24	$48,632	$276,952	$9,190	$286,142	4.23%
2015	37	45,726	262,858	6,231	269,089	4.88%
2016	107	42,222	253,291	19,462	272,753	5.74%
2017	92	103,388	659,503	15,481	674,984	5.18%
2018	36	55,222	288,452	52,491	340,943	5.28%
2019	11	16,511	51,450	17,716	69,166	6.16%
2020	22	38,985	204,635	45,821	250,456	5.21%
2021	12	20,846	90,874	32,704	123,578	5.91%
2022	30	42,265	203,413	60,619	264,032	5.17%
2023	27	43,173	123,300	81,178	204,478	5.11%
2024	24	21,097	7,936	79,155	87,092	5.92%
Thereafter	24	27,804	44,454	91,173	135,627	5.97%

Total pro rata non-recourse debt	446	$505,871	$2,467,118	$511,221	$2,978,340	5.23%
Unsecured Term Loan(2)					300,000	1.79%
Previous Senior Credit Facility(2)					275,000	1.94%
Line of Credit(3)					155,000	3.14%

Total pro rata debt					$3,708,340	4.62%

(1)  Includes floating rate debt and is based on outstanding balances and interest rates as of December 31, 2013.

(2)  On January 31, 2014, we amended our Previous Senior Credit Facility (which included an unsecured revolving credit facility for up to $450 million and a $175 million term loan) to increase the maximum aggregate principal amount available to $1.25 billion, which includes a $1 billion New Revolving Credit Facility and a $250 million New Term Loan. The amounts outstanding under the Previous Senior Credit Facility and the Unsecured Term Loan were repaid in full at that time and the facilities were terminated.

(3)  Represents CPA®:16—Global's line of credit as of December 31, 2013, which was repaid in full on January 31, 2014 and terminated in connection with the closing of the Merger.

Use of proceeds

W. P. Carey estimates the net proceeds from the sale of the notes offered by this prospectus supplement, after deducting the underwriting discount and other estimated expenses payable by it, will be approximately $494 million.

W. P. Carey intends to use net proceeds of this offering for working capital and general corporate purposes, including the repayment of certain amounts outstanding under our New Senior Credit Facility and certain existing mortgage indebtedness over time, and making investments in the normal course of business. Pending application of the net proceeds for the purposes described above, W. P. Carey may temporarily invest the net proceeds of the notes in short-term government securities, short-term money market funds, and/or bank certificates of deposit.

Affiliates of certain of the underwriters participating in this offering are lenders under W. P. Carey's revolving credit facility, term loan, and certain mortgage indebtedness and will receive their relative portions of any amounts repaid under these loans. See "Underwriting—Other relationships."

Capitalization

The following table sets forth the consolidated capitalization as of December 31, 2013: (i) on an actual basis for W. P. Carey; (ii) on a pro forma basis after giving effect to the Merger and amounts drawn down upon entry into the New Senior Credit Facility, as if both had occurred on December 31, 2013; and (iii) on a pro forma basis as adjusted to reflect the issuance of notes offered hereby and the use of net proceeds from the issuance of notes offered hereby, assuming the repayment of certain amounts outstanding under our New Senior Credit Facility.

The following information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements of W. P. Carey and CPA®:16—Global incorporated by reference in this prospectus supplement and the accompanying prospectus and the information set forth herein under the caption "W. P. Carey unaudited pro forma consolidated financial information." The following pro forma and pro forma as adjusted financial information is subject to numerous estimates, assumptions and other uncertainties and does not purport to reflect what our actual capitalization would have been had the transactions reflected in such financial information occurred on the date indicated.

	As of December 31, 2013 (in thousands)
	Actual	Pro forma (unaudited)	Pro forma as adjusted (unaudited)

Debt
Non-recourse debt	$1,492,410	$3,065,792	$3,065,792
Unsecured revolving credit facility	100,000	515,000	21,000
Unsecured term loans	475,000 (1)	250,000	250,000
Notes offered hereby	—	—	500,000

Total debt	2,067,410	3,830,792	3,836,792
W. P. Carey stockholders' equity
Common stock	69	100	100
Additional paid-in capital	2,256,503	4,051,176	4,051,176
Distributions in excess of accumulated earnings	(318,577)	(300,224)	(300,224)
Deferred compensation obligation	11,354	11,354	11,354
Accumulated other comprehensive income (loss)	15,336	15,336	15,336
Less, treasury stock at cost	(60,270)	(60,270)	(60,270)

Total W. P. Carey stockholders' equity	1,904,415	3,717,472	3,717,472
Noncontrolling interests	298,316	155,816	155,816

Total capitalization	$4,270,141	$7,704,080	7,710,080

(1)  Includes the $175 million term loan under the Previous Credit Facility and the $300 million separate Unsecured Term Loan.

W. P. Carey unaudited pro forma consolidated financial information

This unaudited pro forma consolidated financial information should be read in conjunction with the audited financial statements of the Company and CPA®:16—Global as of and for the year ended December 31, 2013, including the notes thereto incorporated by reference into this prospectus supplement.

The unaudited pro forma consolidated financial information (i) is based on available information and assumptions that management deems reasonable; (ii) is presented for informational purposes only; (iii) does not purport to be indicative of our future results of operations or financial position; and (iv) does not purport to represent the financial position or results of operations that would actually have occurred assuming completion of the activities and transactions described below had occurred on December 31, 2013, for the pro forma consolidated balance sheet or on January 1, 2013 for the pro forma consolidated statement of income.

The unaudited pro forma statement of income for the year ended December 31, 2013 reflects our results as if the following activities and transactions occurred simultaneously as of January 1, 2013. The unaudited pro forma balance sheet as of December 31, 2013 reflects our results as if the following activities and transactions occurred simultaneously as of such date:

1)    Merger—On January 31, 2014, we merged with CPA®:16—Global and acquired the 81.47% equity interest in CPA®:16—Global we did not already own in exchange for shares of our common stock in accordance with the related merger agreement. CPA®:16—Global stockholders received 30,729,878 shares of our common stock in exchange for their shares of CPA®:16—Global stock, pursuant to an exchange ratio based upon a value of $11.25 per share of CPA®:16—Global and the volume weighted average trading price ("VWAP") of our common stock for the five consecutive trading days ending on the third trading day preceding the closing of the transaction, which was $61.48. The resulting exchange ratio was 0.1830 of our common stock for each share of CPA®:16—Global (the "Per Share Merger Consideration"). No fractional shares were issued in the Merger, and CPA®:16—Global stockholders received cash in lieu of any fractional shares aggregating $1.3 million. The aggregate value of such shares issued in the Merger plus the cash paid in lieu of issuing fractional shares was approximately $1.8 billion (the "Merger Consideration"), based on the closing price of our common stock on January 31, 2014 of $59.08 per share.

We, as the acquirer, will account for the Merger as a business combination and the assets acquired and liabilities assumed of CPA®:16—Global will be recorded at their estimated fair values.

2)    Financing—On January 31, 2014, we entered into a New Senior Credit Facility with various banks to increase the maximum aggregate borrowing capacity under its existing facility from $625.0 million to $1.25 billion, consisting of a $1.0 billion revolving credit facility and a $250.0 million term loan. On January 31, 2014, we drew down $765.0 million under our New Senior Credit Facility, primarily to repay the $730.0 million outstanding in the aggregate under our Previous Senior Credit Facility, our Unsecured Term Loan and CPA®:16—Global's line of credit at that date, which were then terminated. The New Senior Credit Facility had an effective interest rate of approximately 2.62% and 2.12% for the New Revolving Credit Facility and the New Term Loan, respectively, based on LIBOR plus 1.10% and 1.25%, respectively, at January 31, 2014, after consideration of the amortization of approximately $8.6 million in loan closing costs.

 W. P. CAREY
Unaudited pro forma consolidated balance sheet
As of December 31, 2013

	Historical
					W. P. Carey pro forma consolidated
($ in thousands)	W. P. Carey	CPA®:16— Global	Pro forma adjustments	(Notes)

Assets
Investments in real estate:
Real estate, at cost	$2,516,325	$2,158,181	$(212,856)	A4	$4,461,650
Operating real estate, at cost	6,024	86,065	(12,945)	A4	79,144
Accumulated depreciation	(168,958)	(306,011)	306,011	A4	(168,958)

Net investments in properties	2,353,391	1,938,235	80,210		4,371,836
Net investments in direct financing leases	363,420	427,279	69,444	A4	860,143
Assets held for sale	86,823	—	—		86,823
Equity investments in real estate and the Managed REITs	530,020	265,343	(283,333)	A1	173,130
			(142,165)	A2
			(265,343)	A3
			68,608	A4

Net investments in real estate	3,333,654	2,630,857	(472,579)		5,491,932
Cash and cash equivalents	117,519	70,672	—	A5	213,261
			(1,338)	A
			26,408	E
Notes receivable	1,080	21,419	—		22,499
Due from affiliates	32,034	775	(775)	A8	28,210
			(3,824)	B
Goodwill	350,208	—	392,458	A9	742,666
In-place lease intangible assets, net	467,127	212,062	356,630	A4	1,035,819
Above-market rent intangible assets, net	241,975	122,846	264,360	A4	629,181
Funds in escrow	53,250	25,319	—	A5	78,569
Other assets, net	82,103	110,630	20,955	A4	135,217
			(84,935)	A6
			6,464	E

Total assets	$4,678,950	$3,194,580	$503,824		$8,377,354

Liabilities and Equity
Liabilities:
Non-recourse debt	$1,492,410	$1,518,325	$55,057	A4	$3,065,792
Credit facilities	575,000	155,000	—	A5	765,000
			35,000	E
Accounts payable, accrued expenses and other liabilities	94,969	56,574	(182)	A4	181,727
			30,366	C
Prepaid and deferred rental income and security deposits	66,254	37,095	(3,459)	A1	90,848
			(9,042)	A7
Intangible liabilities:
Below-market rent	128,202	49,390	16,793	A4	194,385
Due to affiliates	146	4,306	(4,276)	A8	176
Income taxes, net	44,056	10,255	3,545	M	102,651
			44,795	A10
Distributions payable	67,746	34,744	(6,439)	A8	96,051

Total liabilities	2,468,783	1,865,689	162,158		4,496,630

Redeemable noncontrolling interests	7,436	—	—		7,436

Equity:
W. P. Carey stockholders' equity:
Common stock	69	222	31	A	100
			(222)	D
Additional paid-in capital	2,256,503	2,025,418	1,815,490	A	4,051,176
			(20,817)	A3
			(2,025,418)	D
Distributions in excess of accumulated earnings	(318,577)	(605,380)	44,176	A1	(300,224)
			14,040	A2
			(3,824)	B
			(30,366)	C
			605,380	D
			(2,128)	E
			(3,545)	M
Deferred compensation obligation	11,354	—	—		11,354
Accumulated other comprehensive income (loss)	15,336	(18,098)	18,098	D	15,336
Less, treasury stock at cost	(60,270)	(137,783)	137,783	D	(60,270)

Total W. P. Carey stockholders' equity	1,904,415	1,264,379	548,678		3,717,472
Noncontrolling interests	298,316	64,512	(238,639)	A3	155,816
			31,627	A4

Total equity	2,202,731	1,328,891	341,666		3,873,288

Total liabilities and equity	$4,678,950	$3,194,580	$503,824		$8,377,354

 W. P. CAREY
Unaudited pro forma consolidated statement of income
For the year ended December 31, 2013

	Historical
					W. P. Carey pro forma consolidated
($ in thousands, except share and per share amounts)	W. P. Carey	CPA®:16— Global	Pro forma adjustments	(Notes)

Revenues
Lease revenues:
Rental income	$262,330	$230,963	$(10,990)	F	$506,454
			24,151	L
Interest income from direct financing leases	37,294	36,616	4,816	G	78,726

Total lease revenues	299,624	267,579	17,977		585,180
Asset management revenue from affiliates	42,670	—	(17,761)	K	24,909
Structuring revenue from affiliates	46,589	—	(219)	K	46,370
Incentive, termination and subordinated disposition revenue	199	—	—		199
Dealer manager fees from affiliates	10,856	—	—		10,856
Reimbursed costs from affiliates	73,572	—	(11,436)	K	62,136
Other operating income	—	9,647	—		9,647
Interest income on notes receivable	—	2,512	—		2,512
Other real estate income	16,341	28,399	670	L	45,410

	489,851	308,137	(10,769)		787,219

Operating Expenses
General and administrative	84,112	19,063	(308)	K	102,424
			(443)	K
Merger and acquisition expenses	9,230	3,879	(8,909)	K	4,200
Stock-based compensation expenses	37,280	—			37,280
Reimbursable costs	73,572	—	(11,436)	K	62,136
Depreciation and amortization	121,822	88,043	19,507	H	229,372
Property expenses	20,840	56,496	768	H	60,463
			(17,761)	K
			120	L
Other real estate expenses	556	20,296	—		20,852
Impairment charges	5,294	2,589	—		7,883
Allowance for credit losses	—	3,626	—		3,626

	352,706	193,992	(18,462)		528,236

Other Income and Expenses
Other interest income	1,092	—	—		1,092
Net income (loss) from equity investments in real estate and the Managed REITs	52,731	23,423	3,276	J	52,301
			99	J
			(11,023)	J
			(16,205)	J
Gain on deconsolidation of a subsidiary	—	1,580	—		1,580
Loss on extinguishment of debt	—	(2,451)	—		(2,451)
Other income and (expenses)	7,997	2,590	—		10,587
Interest expense	(103,728)	(93,730)	980	I	(201,788)
			(535)	I
			(4,775)	L

	(41,908)	(68,588)	(28,183)		(138,679)

Income from continuing operations before income taxes	95,237	45,557	(20,490)		120,304
(Provision for) benefit from income taxes	(1,252)	(12,763)	12,066	M	(4,825)
			(2,876)	M

Income from Continuing Operations	93,985	32,794	(11,300)		115,479

Net (income) loss attributable to noncontrolling interests	(8,995)	(547)	20,188	N	10,646
Net (income) loss attributable to redeemable noncontrolling interest	(353)	(1,556)	—		(1,909)

Income from Continuing Operations Attributable to W. P. Carey	$84,637	$30,691	$8,888		$124,216

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.22				$1.24
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.21				$1.23
Weighted Average Shares Outstanding
Basic	68,691,046			O	99,420,924

Diluted	69,708,008			O	100,437,886

Notes to unaudited pro forma consolidated financial information

Basis of presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States. Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management's actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the pro forma period. In addition, this pro forma consolidated financial information should not be viewed as indicative of the Company's expected financial results for future periods.

Historical amounts are derived from the audited consolidated financial statements of the Company and CPA®:16—Global as of and for the year ended December 31, 2013.

A.    Purchase price allocation

The allocation of the total consideration shown below is based on preliminary estimates and is subject to change based on the final determination of the fair value of CPA®:16—Global's assets acquired and liabilities assumed. The Merger Consideration of approximately $1.8 billion in the aggregate, consisting of shares of our common stock and cash paid in lieu of fractional shares, excludes our pre-existing equity ownership in CPA®:16—Global of 18.53% as of January 31, 2014. The fair value of the shares of our common stock issued was based on the closing price of its common stock on January 31, 2014. The Per Share Merger Consideration was based on the VWAP of our common stock for the five consecutive trading days ending on the third day preceding the closing date of the transaction of $61.48. Accordingly, upon completion of the Merger, each share of CPA®:16—Global common stock was converted into 0.1830 shares of our common stock, other than fractional shares, and as a result, we issued a total of 30,729,878 shares of our common stock to stockholders of CPA®:16—Global in exchange for the shares of CPA®:16—Global that we did not own and paid approximately $1.3 million in cash in lieu of issuing fractional shares.

Total Consideration
Fair value of W. P. Carey shares of common stock issued		$1,815,521
Cash paid for fractional shares		1,338

Merger Consideration		1,816,859
Fair value of W. P. Carey's equity interest in CPA®:16—Global prior to the merger	(1)	324,049
Fair value of W. P. Carey's equity interest in jointly-owned investments with CPA®:16—Global prior to the merger	(2)	156,205
Fair value of non-controlling interest acquired	(3)	(259,455)

		$2,037,658

	CPA®:16—Global historical	Pro forma adjustments		Fair value of CPA®:16—Global assets acquired and liabilities assumed

Assets
Real estate	$2,158,181	$(212,856)	(4)	$1,945,325
Operating real estate	86,065	(12,945)	(4)	73,120
Accumulated depreciation	(306,011)	306,011	(4)	—
Net investments in direct financing leases	427,279	69,444	(4)	496,723
Equity investments in real estate	265,343	(265,343)	(3)	—
		68,608	(4)	68,608
Notes receivable	21,419	—		21,419
Due from affiliates	775	(775)	(8)	—
Cash and cash equivalents	70,672	—	(5)	70,672
Intangible assets (weighted-average life):
In-place lease (12.8 years)	212,062	356,630	(4)	568,692
Above-market rent (12.1 years)	122,846	264,360	(4)	387,206
Funds in escrow	25,319	—	(5)	25,319
Other assets	110,630	20,955	(4)	46,650
		(84,935)	(6)

Total assets	3,194,580	509,154		3,703,734
Liabilities
Non-recourse debt	1,518,325	55,057	(4)	1,573,382
Line of credit	155,000	—	(5)	155,000
Accounts payable, accrued expenses and other liabilities	56,574	(182)	(4)	56,392
Prepaid and deferred rental income and security deposits, excluding below-market rent	37,095	(9,042)	(7)	28,053
Intangible liabilities (weighted-average life):
Below-market rent (19.3 years)	49,390	16,793	(4)	66,183
Income taxes payable	10,255	—	(5)	10,255
Deferred tax liability	—	44,795	(10)	44,795
Due to affiliates	4,306	(4,276)	(8)	30
Distributions payable	34,744	(6,438)	(8)	28,306

Total liabilities	1,865,689	96,707		1,962,396

Total identifiable net assets	1,328,891	412,447		1,741,338
Amounts attributable to redeemable noncontrolling interests	—	—		—
Amounts attributable to noncontrolling interests	(64,512)	(31,627)	(4)	(96,139)
Goodwill	—	392,459	(9)	392,459

	$1,264,379	$773,279		$2,037,658

(1)   Prior to the Merger, the Company held an equity interest in CPA®:16—Global of 18.53% as well its interest in the general partnership of CPA®:16—Global, which had carrying values of $282.5 million and $0.8 million, respectively, on the Company's historical balance sheet. In addition, the Company had deferred revenue attributable to its general partnership interest of $3.5 million. The pro forma adjustment reflects the acquisition of a controlling interest resulting in a net gain of $44.2 million.

(2)   Prior to the Merger, the Company had noncontrolling interests accounted for as equity method investments in five joint ventures and five tenancies-in-common that were co-owned by CPA®:16—Global. The pro forma adjustment eliminates the historical carrying value of the Company's prior interests of $142.2 million, resulting in a gain of $14.0 million.

(3)   Prior to the Merger, the Company had controlling interests accounted for as consolidated investments in 12 less-than-wholly-owned joint ventures that were co-owned by CPA®:16—Global. The pro forma adjustment eliminates the historical carrying value of the noncontrolling interests related to these wholly-owned investments of $238.6 million, resulting in a reduction of additional paid-in capital of $20.8 million. Additionally, the pro forma adjustment eliminates the historical carrying value of CPA®:16—Global's equity interest in all of its joint ventures of $265.3 million.

(4)   The pro forma adjustment reflects adjustments to record assets acquired and liabilities assumed at their estimated fair values.

The value of the In-place lease intangible assets increased by $356.6 million due to an increase in the estimated costs associated with re-leasing properties, including certain lessees requiring greater tenant improvement allowances and free rent from landlords, higher leasing commissions necessary in the market in order to help attract tenants, and generally a longer time period in which to lease/re-lease a property. The value of the above-market lease intangible assets has increased by $264.4 million because there has been a general deterioration in real estate market conditions since the majority of property acquisitions by CPA®:16—Global that has caused market rents to decrease generally. While the majority of CPA®:16—Global's leases have not "reset" to current market rates since the property acquisition, contract lease payments have increased due to rent escalation clauses contained in the leases. This has resulted in a larger difference between market rates and contractual rates than at the time of acquisition of the property by CPA®:16—Global.

The acquired intangible liabilities increased by $16.8 million and are related to below-market lease intangible liabilities. There are a number of factors that contribute to the increase in below-market lease intangibles, such as (i) leases in the portfolio which have "reset" to market since their initial acquisition by CPA®:16—Global (e.g., tenants have exercised fair market rent renewal options or there has been a lease restructuring) and are now below market, due to increases in market rent that have outpaced the contractual rent increases, (ii) leases in the portfolio whereby the rents have "reset" due to a restructuring or the tenant exercising a favorable rent renewal option, and those "reset" amounts happen to be below market rent since their initial acquisition by CPA®:16—Global, or (iii) properties that are located in markets where, contrary to the general real estate trend from the time of initial acquisition of the majority of CPA®:16—Global's properties, the market has seen rent appreciation for the specific property type owned by CPA®:16—Global (e.g., industrial, office, etc.) above the contractual rent steps contained in the CPA®:16—Global leases.

(5)   The historical carrying value of this item approximates fair value, and therefore, there was no pro forma adjustment required.

(6)   The pro forma adjustment of $84.9 million includes elimination of amounts included in Other assets comprising of unamortized straight-line rents of $35.5 million, other intangible assets of $30.1 million, prepaid leasing commissions/lease inducements of $13.4 million and deferred financing costs of $8.0 million, offset by the assumption of CPA®:16—Global's capitalized line of credit financing fees of $2.1 million.

(7)   The pro forma adjustment eliminates amounts included in Prepaid and deferred rental income and security deposits of $9.0 million comprising deferred rents of $3.9 million and deferred gains of $5.1 million.

(8)   The pro forma adjustment eliminates intercompany amounts between CPA®:16—Global and the Company, as all such amounts would have been eliminated in consolidation upon consummation of the Merger.

(9)   The resulting pro forma goodwill of $392.5 million reflects the difference between the total consideration and the estimated fair value of the assets acquired and liabilities assumed. The amount of goodwill is subject to change based on the preliminary nature of the fair value estimates for the assets acquired and liabilities assumed.

(10) For those properties subject to income taxes in foreign jurisdictions, we recognized net deferred income tax liabilities of $44.8 million, representing the tax effect of the difference between the tax basis carried over and the fair value of the tangible and intangible assets recorded at the date of acquisition.

B.    Reflects the elimination of the Company's balances of $3.8 million with CPA®:16—Global as of December 31, 2013.

C.    The pro forma adjustment reflects estimated expenses attributable to the Merger in the amount of $35.4 million, of which $5.0 million have been included in the historical balance sheet.

D.    The pro forma adjustment reflects the elimination of CPA®:16—Global's acquired equity.

E.     On January 31, 2014, the Company entered into a New Senior Credit Facility and drew down $765.0 million, primarily to repay its Previous Senior Credit Facility, its Unsecured Term Loan and CPA®:16—Global's line of credit, which had a combined balance of $730.0 million at

December 31, 2013, resulting in a pro forma net increase in credit facilities outstanding of $35.0 million. The pro forma adjustment reflects the payment of financing costs associated with the $1.25 billion New Senior Credit Facility of $8.6 million, which were capitalized, and a pro forma loss on extinguishment of debt of $2.1 million.

F.     Rental income—Reflects a pro forma net decrease in rental income of $11.0 million for the year ended December 31, 2013 due to purchase accounting adjustments to reflect the amortization of acquired intangibles, described below, for leases that have rents above or below market rates and the reevaluation of acquired straight-line rents.

In connection with the acquisition of the properties subject to leases, $387.2 million of the purchase price has been allocated to reflect the value attributable to the assumption of leases with rents in excess of market rates at acquisition. The intangible assets related to the assumption of these above-market leases are amortized as a reduction to rental income, using the straight-line method, over the remaining initial terms of the applicable leases, which range from one to 30 years with a weighted-average life of 12.1 years. Additionally, $66.2 million of the purchase price has been allocated as deferred below-market rent to reflect the value attributable to the assumption of leases with rents that are below market rates at acquisition. Below-market rent is amortized as an increase to rental income over the extended terms of the applicable leases, or the initial term, if the renewal terms provide for adjustments to market rental rates. Their terms range from one to 43 years with a weighted-average life of 19.3 years.

G.    Interest income from direct financing leases—Reflects a pro forma adjustment of $4.8 million for the year ended December 31, 2013 to recognize incremental interest income from acquired direct financing leases.

H.    Depreciation and amortization—Reflects a pro forma adjustment of $19.5 million for the year ended December 31, 2013 for the change in depreciation and amortization of acquired tangible assets (buildings and site improvements) and in-place leases representing the difference between the estimated fair value and acquired carrying values. Also reflects a pro forma adjustment of $0.8 million for the year ended December 31, 2013 for the amortization of ground leases. Buildings and site improvements and ground leases are depreciated over the remaining useful life ranging from 13 to 37 years. In-place lease values are amortized over the remaining initial, noncancellable terms of the applicable leases, which range from one to 20 years.

I.      Interest expense—Reflects a pro forma adjustment to record a decrease in Interest expense of $1.0 million for the year ended December 31, 2013 related to the fair value adjustment of the carrying value of the assumed mortgage notes payable being amortized over the remaining terms of the notes. Also reflects a net increase in Interest expense of $0.5 million for the year ended December 31, 2013 attributable to the $1.25 billion New Senior Credit Facility and expected repayment of $725.0 million of the Previous Senior Credit Facility (Note E). A 0.125% change in LIBOR would change the aggregate pro forma Interest expense by approximately $1.0 million for the year ended December 31, 2013.

J.     Net income from equity investments in real estate and the Managed REITs—Reflects pro forma adjustments (i) to reverse equity losses recorded in W. P. Carey's historical statements of income related to investments consolidated in the Merger (including the tenancy-in-common investments described in Note L) totaling $3.3 million, (ii) to reflect the amortization of basis differences related to the change in fair value of three equity method investments formerly held by CPA®:16—Global of $0.1 million, (iii) to reflect the reversal of equity income from CPA®:16—Global included in the historical statement of income for the Company of $11.0 million, and (iv) to reverse the historical equity income recorded in CPA®:16—Global's historical statements of income related to investments consolidated in the Merger (including the tenancy-in-common investments described in Note L) totaling $16.2 million, for the year ended December 31, 2013.

K.    Reflects adjustments to eliminate activities between the Company and CPA®:16—Global included in the respective historical financial statements, as all such revenues, expenses and interests would have been eliminated in consolidation had the Merger occurred on January 1, 2013. These pro forma adjustments comprise (i) the reversal of Asset management revenues and structuring revenues earned by the Company from CPA®:16—Global aggregating $18.0 million, (ii) the reversal of reimbursed costs from affiliates of $11.4 million related to costs formerly charged by the Company to CPA®:16—Global, (iii) a reversal of reimbursable costs corresponding to the prior adjustment in the amounts of $11.4 million, (iv) the reversal of property expenses of $17.8 million representing the asset management fees paid by CPA®:16—Global described above, and (v) the reversal of other intercompany items paid by CPA®:16—Global to the Company prior to the Merger of $0.3 million for the year ended December 31, 2013.

Additional pro forma adjustments to General and administrative expenses reflect the reversal of $0.4 million of director fees attributable to the board of CPA®:16—Global that were included in the historical financial statements of CPA®:16—Global for the year ended December 31, 2013.

The pro forma adjustments also reflects the reversal of Merger and acquisition expenses associated with the Merger of $8.9 million for the year ended December 31, 2013.

L.     Reflects the operations of five tenancy-in-common interests previously reflected by each of the Company and CPA®:16—Global as income from equity investments in real estate. The pro forma adjustment comprises primarily (i) increases in rental income of $24.2 million, (ii) increases in Other real estate income of $0.7 million, (iii) an increase in property expenses of $0.1 million, and (iv) an increase in Interest expense of $4.8 million for the year ended December 31, 2013. Depreciation and amortization related to these investments is included in the adjustment above (Note H). Net income from equity investments in real estate and the managed REITs related to these investments is included in the adjustment above (Note J).

M.   Benefit from (provision) for income taxes—As a result of the Merger, asset management revenue and certain other taxable revenues of W. P. Carey have been eliminated (Note K). The pro forma adjustment of $12.1 million for the year ended December 31, 2013 reflects a tax benefit related to the elimination of these transactions. The pro forma adjustment of $2.9 million reflects the income tax impact on pro forma adjustments based on an applicable foreign statutory tax rate in effect during the year ended December 31, 2013.

The $3.5 million adjustment to distributions in excess of accumulated earnings on the pro forma balance sheet reflects the tax expense related to the recognition of deferred revenue due to the accelerated vesting of shares previously issued by CPA®:16—Global for asset management and performance fees and the payment of deferred acquisition fees as of December 31, 2013.

N.    Net loss (income) attributable to noncontrolling interests and Net loss attributable to redeemable noncontrolling interest—Reflects the change in the proportional share of the operations as of the date of the Merger and the difference between the fair value and acquired carrying value of the underlying net assets in acquired noncontrolling interests.

O.    Earnings per share—Basic and diluted pro forma earnings per share reflect the additional shares issued as part of the Merger, which are deemed to be outstanding as of January 1, 2013 for the pro forma basic and diluted earnings per share calculation. Thus, the pro forma outstanding shares are calculated as follows:

	Historical W. P. Carey	Pro forma adjustments	Pro forma

For the year ended December 31, 2013
Basic	68,691,046	30,729,878	99,420,924
Diluted	69,708,008	30,729,878	100,437,886

Description of the notes

The following summary of certain terms of the notes supplements and, to the extent inconsistent, replaces the description in the accompanying prospectus of the general terms and provisions of the debt securities, to which description reference is hereby made. The following summary of certain provisions of the notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture. Certain terms used but not defined herein shall have the meanings given to them in the accompanying prospectus, the indenture or the notes, as the case may be. As used in this section, "the Company" refers to W. P. Carey Inc., the issuer of the notes, and not to any of its subsidiaries.

General

The notes will be issued pursuant to an indenture and a supplemental indenture, each dated as of March 14, 2014 (the "indenture"), between the Company and U.S. Bank National Association, as trustee (the "trustee"). You may request copies of the indenture and the form of the notes from the Company.

The notes will be the Company's unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of the Company's other unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to the Company's mortgages and other secured indebtedness to the extent of the value of the collateral securing the same and to all liabilities, whether secured or unsecured, and any preferred equity of the Company's subsidiaries. As of December 31, 2013, the Combined Company had pro forma indebtedness of $3.8 billion outstanding, of which $3.1 billion was secured indebtedness. See "Risk factors" beginning on page S-8 of this prospectus supplement.

The notes will initially be limited to an aggregate principal amount of $500 million. The Company may, from time to time, without notice to or the consent of any note holders, create and issue additional debt securities having the same terms as the notes in all respects, except for the issue date, public offering price and, under certain circumstances, the date from which interest begins to accrue and the first payment of interest thereon, provided that (i) such issuance complies with the covenants described below under "—Certain covenants" and (ii) any additional debt securities must be fungible with the previously outstanding notes for U.S. federal income tax purposes. Additional debt securities issued in this manner will be consolidated with, and will form a single series of debt securities under the indenture with, the notes. The notes and any additional debt securities will rank equally and ratably in right of payment and will be treated as a single series of debt securities for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under limited circumstances. The book-entry system is described under "—Book-entry system" below and in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry Procedures." The registered holder of a note will be treated as its owner for all purposes under the indenture, regardless of its beneficial ownership.

If any interest payment date, the stated maturity date or any redemption date is not a "New York business day," which the Company defines as any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close, the payment otherwise required to be made on such date will be made on the next New York business day without any additional payment as a result of such delay. All payments will be made in U.S. dollars.

The terms of the notes will provide that the Company is permitted to withhold from interest payments and payments upon the maturity or earlier redemption of notes any amounts it is required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on such notes.

Except as described in this prospectus supplement under the caption "—Certain covenants" and in the accompanying prospectus under the caption "Description of Debt Securities—Merger, Consolidation and Transfer of Assets," the indenture will not contain any provisions that would limit the ability of the Company to incur indebtedness or substantially reduce or eliminate its consolidated assets or that would afford holders of the notes protection in the event of:

•
a recapitalization or other highly leveraged or similar transaction involving the Company, any of its subsidiaries or affiliates or its management;

•
a change of control involving the Company or its subsidiaries; or

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a reorganization, restructuring, merger or similar transaction involving the Company, its subsidiaries or its affiliates.

Accordingly, the Company's ability to service its indebtedness (including the notes) could be materially and adversely affected in the future. The Company or one of its affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so purchased may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes will accrue at the rate of 4.600% per year from, and including, March 14, 2014 or the most recent interest payment date to which interest has been paid or provided for, as the case may be, and will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2014 (each, an "interest payment date"). The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the March 15 or September 15 (whether or not a New York business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

The notes will mature on April 1, 2024 (the "stated maturity date") and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, or by electronic means, unless earlier redeemed by the Company at its sole option, as described below under "—Optional redemption." The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Optional redemption

The notes will be redeemable, at the Company's sole option, in whole at any time or in part from time to time, in each case prior to January 1, 2024 (i.e., three months prior to the stated maturity date of the notes), for cash, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the notes to be redeemed or (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (excluding unpaid interest accrued to, but not including, such redemption date), discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.30%, or 30 basis points, plus, in each case (1) and (2), unpaid interest, if any, on the principal amount of the notes to be redeemed accrued to, but not including, such redemption date.

In addition, at any time on or after January 1, 2024 (i.e., three months prior to the stated maturity date of the notes), the notes will be redeemable, at the Company's sole option, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed plus unpaid interest, if any, on the principal amount of the notes to be redeemed accrued to, but not including, such redemption date. Notwithstanding the foregoing, interest will be payable to holders of the notes on the regular record date applicable to an interest payment date falling on or before a date of redemption.

The following definitions will apply with respect to the foregoing:

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

"Comparable Treasury Price" means, with respect to any redemption date for the notes, (1) the average of three Reference Treasury Dealer Quotations for such redemption date (or date of deposit with the Trustee in the case of a satisfaction and discharge), after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

"Independent Investment Banker" means one of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and their successors, appointed by the Company or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

"Reference Treasury Dealer" means each of: (i) J.P. Morgan Securities LLC or its successors (or an affiliate that is a Primary Treasury Dealer), provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; (ii) a Primary Treasury Dealer selected by Citigroup Global Markets Inc.; (iii) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and (iv) two other Primary Treasury Dealers selected by the Company.

"Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker,

of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third New York business day preceding such redemption date (or date of deposit with the Trustee in the case of a satisfaction and discharge).

"Treasury Rate" means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case as calculated on the third New York business day preceding the redemption date (or date of deposit with the Trustee in the case of a satisfaction and discharge).

In order to exercise its right of optional redemption, the Company (or, at the Company's request, the trustee on its behalf) must deliver a written notice of redemption to each holder of notes to be redeemed at least 30 days but not more than 60 days prior to the redemption date. Such notice of redemption shall specify the principal amount of notes to be redeemed, the CUSIP and ISIN numbers of the notes to be redeemed, the redemption date, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of such notes. Once notice of redemption is delivered to holders, the notes called for redemption will become due and payable on the redemption date at the redemption price. On or before 10:00 a.m., New York City time, on the redemption date, the Company will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the notes so called for redemption at the redemption price.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption on and not including the redemption date.

If less than all of the notes are to be redeemed, the trustee, upon prior notice from the Company, will select the notes to be redeemed, which, in the case of notes in book-entry form, will be in accordance with the procedures of DTC. The trustee may select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof.

Certain covenants

  Limitation on the incurrence of debt

The Company will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of its and its Subsidiaries' Total Asset Value.

  Limitation on the incurrence of secured debt

The Company will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries' property or assets if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with GAAP) which is secured by a Lien on any of its or its Subsidiaries' property or assets is greater than 40% of its and its Subsidiaries' Total Asset Value.

  Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge

The Company will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of Consolidated EBITDA to Annual Debt Service Charge (determined on a consolidated basis in accordance with GAAP) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such Debt is to be incurred (for which consolidated financial statements have been filed with the SEC on Form 10-K or Form 10-Q, as the case may be, or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with the Trustee) shall have been less than 1.5:1, calculated on the following assumptions:

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such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Company or any of its Subsidiaries since the first day of such four consecutive fiscal quarterly period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

•
the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of such four consecutive fiscal quarterly period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

•
in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four consecutive fiscal quarterly period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire such four consecutive fiscal quarterly period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

  Maintenance of unencumbered asset value

The Company will not have at any time Total Unencumbered Asset Value of less than 150% of the aggregate principal amount of all of its and its Subsidiaries' outstanding Unsecured Debt (determined on a consolidated basis in accordance with GAAP).

  Calculations in respect of the notes

Except as explicitly specified otherwise herein, and in the Indenture, the Company will be responsible for making all calculations required under the notes. The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of the notes. The Company will provide a schedule of its calculations to the trustee, and absent manifest error the trustee will be entitled to rely upon the accuracy of the Company's calculations without independent verification. The trustee will forward the Company's calculations to any holder of notes upon written request.

  Definitions

As used in the indenture, the following terms have the respective meanings specified below:

"Acquired Debt" means Debt of a person:

•
existing at the time such person is merged or consolidated with or into the Company or any of its Subsidiaries or becomes a Subsidiary of the Company; or

•
assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the Company or any of its Subsidiaries or becomes a Subsidiary of the Company or the date of the related acquisition, as the case may be.

"Annual Debt Service Charge" means, for any period, the interest expense of the Company and its Subsidiaries on a pro forma basis for such period (determined on a consolidated basis in accordance with GAAP).

"Capitalization Rate" means 7.50%.

"Consolidated EBITDA" means the Net Income (Loss) of the Company and its Subsidiaries on a pro forma basis for the applicable period, plus (a) the sum of the following amounts of the Company and its Subsidiaries on a pro forma basis for such period (determined on a consolidated basis in accordance with GAAP) to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses and other non-recurring charges (and other losses on asset sales not otherwise included in extraordinary losses and other non-recurring charges), (vi) noncontrolling interests, and (vii) adjustments as a result of the straight lining of rents, less (b) extraordinary gains (including, without limitation, gains on asset sales and gains resulting from the early extinguishment of indebtedness, in each case not otherwise included in extraordinary gains) of the Company and its Subsidiaries on a pro forma basis for such period (determined on a consolidated basis in accordance with GAAP) to the extent included in the determination of such Net Income (Loss).

"Debt" means, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:

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borrowed money or evidenced by bonds, notes, debentures, loan agreements or similar instruments;

•
indebtedness secured by any Lien on any property or asset owned by the Company or any Subsidiary, but only to the extent of the lesser of

•
the amount of indebtedness so secured, and

•
the fair market value (determined in good faith by the board of directors of the Company or a duly authorized committee thereof) of the property subject to such Lien;

•
reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•
any lease of property by the Company or any Subsidiary as lessee which is required to be reflected on the consolidated balance sheet of the Company as a capitalized lease in accordance with GAAP,

and also includes, to the extent not otherwise included, any non-contingent obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person other than the Company or any Subsidiary (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

"GAAP" means generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States of America, that are applicable to the circumstances as of the date of determination, consistently applied.

"Lease"    means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

"Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

"Managed REIT" means a REIT managed or advised by the Company or its Subsidiaries.

"Management Contract"    means a management contract or advisory agreement under which the Company or any of its Subsidiaries provides management and advisory services to a third party, consisting of management of properties or provision of advisory services on property acquisition and dispositions, equity and debt placements and related transactional matters.

"Management Revenues" means, for any period, an amount equal to the aggregate sum of revenues for such period earned by the Company and its Subsidiaries on a pro forma basis from providing management and advisory services under Management Contracts (determined on a consolidated basis in accordance with GAAP), including asset management revenue, performance revenue, structuring revenue, advisor's participation in cash flow (if any), interest income or any revenue earned as stipulated in a Management Contract and booked for financial reporting purposes, and distributions received for such period related to the ownership of equity in managed funds and Managed REITs but excluding revenue related to reimbursed costs; provided, however, that Management Revenues shall exclude any revenues earned under Management Contracts, or distributions received, by the Company and its Subsidiaries on a pro forma basis from a current Subsidiary that has not been a Subsidiary for the entirety of such period.

"Net Income (Loss)" means the aggregate of net income (or loss) of the Company and its Subsidiaries on a pro forma basis for the applicable period (determined on a consolidated basis in accordance with GAAP).

"Project" means any office, industrial/manufacturing facility, educational facility, retail facility, distribution/warehouse facility, assembly or production facility, hotel, day care center, storage facility, health care/hospital facility, restaurant, radio or TV station, broadcasting/communication facility (including any transmission facility), any combination of any of the foregoing, or any land to be developed into any one or more of the foregoing pursuant to a written agreement with respect to such land for a transaction involving a Lease (or franchise agreement, in the case of a hotel), in each case owned, directly or indirectly, by any of the Company or its Subsidiaries.

"Property EBITDA" means, for any period, an amount equal to Consolidated EBITDA plus corporate level general and administrative expenses less Management Revenues.

"REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856 et seq. of the Internal Revenue Code of 1986, as amended.

"Subsidiary" means any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company and/or by one or more other Subsidiaries of the Company, as the case may be, that is consolidated in the financial statements of the Company in accordance with GAAP and any other persons that are consolidated with the Company for purposes of GAAP; provided, however, that calculations with respect to a current Subsidiary that has not been a Subsidiary for the entire period covered by such calculation applicable to the notes will be calculated on a pro forma basis as if such Subsidiary was a Subsidiary as of the first day of such period. For the purposes of this definition, "voting stock, partnership interests, membership interests or other equity interests" means stock or interests having voting power for the election of directors, trustees or managers (or similar members of the governing body of such person), as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

"Total Asset Value" means, as of any date, the sum of, without duplication:

•
in respect of Projects owned or ground-leased by the Company and its Subsidiaries for at least four fiscal quarters (whether or not the applicable Subsidiary of the Company has been a Subsidiary of the Company for at least four fiscal quarters), the Property EBITDA (excluding any EBITDA attributable to investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities) for such Projects for the previous four consecutive fiscal quarters divided by the Capitalization Rate;

•
in respect of Projects owned or ground-leased by the Company and its Subsidiaries for less than four fiscal quarters, the cost (original cost plus capital improvements) of such Projects and related intangibles, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP; and

•
for all other assets of the Company and its Subsidiaries, excluding accounts receivable and intangible assets, the value as determined in accordance with GAAP.

"Total Unencumbered Asset Value" means, as of any date, the sum of, without duplication:

•
in respect of Projects owned or ground-leased by the Company and its Subsidiaries for at least four fiscal quarters (whether or not the applicable Subsidiary of the Company has been a Subsidiary of the Company for at least four fiscal quarters) and which are not subject to a Lien, the Property EBITDA (excluding any EBITDA attributable to investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities) for such Projects for the previous four consecutive fiscal quarters divided by the Capitalization Rate;

•
in respect of Projects owned or ground-leased by the Company and its Subsidiaries for less than four fiscal quarters and which are not subject to a Lien, the cost (original cost plus capital improvements) of such Projects and related intangibles, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP; and

•
for all other assets of the Company and its Subsidiaries not subject to a Lien, excluding accounts receivable and intangible assets, the value as determined in accordance with GAAP;

all determined on a consolidated basis in accordance with GAAP; provided, however, that, all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Asset Value.

"Unsecured Debt" means Debt of the Company or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Company or any of its Subsidiaries.

Defeasance

The notes will be subject to legal defeasance and covenant defeasance as set forth in the indenture and described in "Description of Debt Securities—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement upon certain events specified in the indenture.

Book-entry system

The notes will be represented by one or more fully registered global notes in book-entry form without coupons. DTC will be the depositary with respect to the notes. The notes will be issued as fully registered securities in the name of Cede & Co., DTC's partnership nominee, and will be deposited with the trustee as custodian for DTC. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant would then keep a record of its clients who purchased notes. Beneficial ownership interests in the global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to interests of beneficial owners). The book-entry system is described further in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry Procedures."

Investors may elect to hold their interest in the global notes through either DTC, Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A./N.V. ("Euroclear") if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries, which in turn will hold interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear.    Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between

Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Same-day settlement and payment

The underwriters will settle the notes in immediately available funds. We will make all payments in respect of the notes in immediately available funds.

The notes will trade in DTC's Same-Day Funds Settlement System until maturity or earlier redemption or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The information in this section concerning DTC, Clearstream and Euroclear and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the trustee take responsibility for the accuracy or completeness of this information.

Additional material federal income tax considerations

The following summary of additional material federal income tax considerations regarding an investment in our notes is based on current law, is for general information only and is not tax advice. This summary supplements the discussion set forth in the accompanying prospectus under the heading "Material Federal Income Tax Considerations." This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS AND ANY TAX TREATIES.

This discussion is limited to persons that purchase the notes in this offering for cash at their "issue price" (as defined below in "—U.S. Holders—Original Issue Discount") and that hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, "U.S. Holder" means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you are encouraged to consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

U.S. Holders

Interest

A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with such holder's method of accounting for U.S. federal income tax purposes.

Original issue discount

If the issue price of a note is less than its stated redemption price at maturity, then the note will be treated as being issued with original issue discount ("OID") for U.S. federal income tax purposes unless the difference between the note's issue price and its stated redemption price at maturity is less than a statutory de minimis amount (OID on a note is less than the statutory de minimis amount if it is less than 25 basis points (0.0025) multiplied by the product of the stated redemption price at maturity of the note and the number of complete years from the issue date of the note to its maturity). Generally, the "issue price" of a note is the first price at which a substantial amount of the issue is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The "stated redemption price at maturity" of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments). The stated interest on the notes will qualify as qualified stated interest, and the stated redemption price at maturity will equal the principal amount of the notes.

If the notes are issued with OID, a U.S. Holder generally will be required to include such OID in income as it accrues on a constant yield basis in advance of the receipt of cash payments to which such income is attributable. Under the constant yield method, a U.S. Holder must include in income in each taxable year the sum of the daily portions of OID for each date on which the U.S. holder held the note during the taxable year, regardless of the U.S. Holder's method of accounting for U.S. federal income tax purposes. The constant yield method generally requires U.S. Holders to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. Holder's tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

The remainder of this discussion assumes that the issue price of the notes will not be less than the stated principal amount of the notes by an amount that is equal to or greater than the statutory de minimis amount. U.S. Holders are encouraged to consult their tax advisors regarding the determination of the issue price of the notes and the possible application of the OID rules.

Sale or other taxable disposition of the notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder's income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note (or a portion thereof) generally will be the U.S. Holder's cost therefor decreased by any payment on the note other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the note has been held for more than one year, such capital gain will be subject to tax at a maximum tax rate of 20%. The deductibility of capital losses is subject to certain limitations.

Medicare surtax on net investment income

Certain U.S. Holders that are individuals, estates, or trusts are subject to a 3.8% Medicare surtax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's filing status). A U.S. Holder's net investment income will generally include its gross interest income and its net gains from the disposition of the notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are encouraged to consult their tax advisors regarding the effect, if any, of this surtax on their investment in the notes.

Non-U.S. Holders

For purposes of this discussion, "Non-U.S. Holder" means a beneficial owner of the notes that is not a "U.S. Holder." Special rules may apply to holders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes and to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Interest

Subject to the discussion below under "—Foreign Accounts Tax Compliance Act ("FATCA")" and "—Backup withholding and information reporting" below, interest paid to a Non-U.S. Holder on its notes will not be subject to U.S. federal withholding tax provided that:

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such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•
such holder is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of Section 864(d)(4) of the Code;

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such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
(1) the Non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides us or our paying agent with a copy of such statement or (3) the Non-U.S. Holder holds its notes directly through a "qualified intermediary" and certain conditions are satisfied.

A Non-U.S. Holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. "permanent establishment") (as discussed below under "—Non-U.S. Holders—U.S. Trade or Business") and the holder provides us with a properly executed IRS Form W-8ECI (or applicable successor form).

If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. Such rate also may be reduced or eliminated under a tax treaty between the United States and the Non-U.S. Holder's country of residence. To claim a reduction or exemption under a tax treaty, a Non-U.S. Holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or other taxable disposition of the notes

Subject to the discussion below under "—Foreign Accounts Tax Compliance Act ("FATCA")" and "—Backup withholding and information reporting", a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note so long as (1) the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder) and (2) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A Non-U.S. Holder that is an individual and does not meet this exemption is encouraged to consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder's gain realized on a note.

U.S. trade or business

If interest paid on a note or gain from a disposition of a note is effectively connected with a Non-U.S. Holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, the Non-U.S. Holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. A Non-U.S. Holder that is a non-U.S. corporation may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain from a disposition of a note will be included in effectively connected earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Foreign Accounts Tax Compliance Act ("FATCA")

In general, pursuant to recent IRS guidance, obligations that are issued prior to July 1, 2014 (such as the notes) are not subject to withholding taxes under FATCA. If the notes are

"significantly modified" on or after July 1, 2014 in such a way that they were considered to be re-issued for U.S. federal income tax purposes, FATCA withholding may be required with respect to interest payments and proceeds of sale in respect of the notes. If we are required to withhold any U.S. federal withholding tax on payments made to any holder of our notes, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the notes with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled. Holders of notes are encouraged to consult their tax advisors regarding the potential application of FATCA to their investment in the notes.

Information reporting and backup withholding

U.S. Holders

Payments to a U.S. Holder of interest on a note, or proceeds from the sale or other disposition of a note by a U.S. Holder, are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to backup withholding tax if such U.S. Holder fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding or if the U.S. Holder fails to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

In general, a Non-U.S. Holder will not be subject to backup withholding tax with respect to payments of interest on the notes provided that we do not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code, and we have received from the Non-U.S. Holder the required certification that it is a Non-U.S. Holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. Generally, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld, will be reported to the IRS.

Underwriting

We have entered into an underwriting agreement relating to the notes with the underwriters named below, for whom J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as representatives. Subject to certain conditions, we have agreed to see to the underwriters and each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriter	Principal amount of notes

J.P. Morgan Securities LLC	$165,000,000
Citigroup Global Markets Inc.	97,500,000
Wells Fargo Securities, LLC	97,500,000
Barclays Capital Inc.	40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,000,000
BMO Capital Markets Corp.	10,000,000
Capital One Securities, Inc.	10,000,000
Fifth Third Securities, Inc.	10,000,000
PNC Capital Markets LLC	10,000,000
RBS Securities Inc.	10,000,000
Regions Securities LLC	10,000,000
Total

$500,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they are required to make in respect thereof.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.250% of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or to have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering.

Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed that we will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us having a term of more than one year until one day after settlement of the notes without the prior written consent of the representatives.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $1 million and will be payable by us.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In particular, affiliates of certain of the underwriters are lenders under our revolving credit facility, term loan, and certain mortgage indebtedness and will receive their relative portions of any amounts repaid under these loans.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to prospective investors in the European Economic Area

This prospectus supplement and the accompanying prospectus, collectively, are not a prospectus for the purposes of the Prospectus Directive (as defined below). In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

1.     to any legal entity which is a qualified investor as defined in the Prospectus Directive;

2.     to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

3.     in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression "an offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

Each underwriter has represented and agreed that:

1.     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

2.     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Legal matters

The validity of the notes offered hereby and certain other legal matters in connection with this offering will be passed upon for us by DLA Piper LLP (US). Sidley Austin LLP will act as counsel for the underwriters.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of W. P. Carey Inc. for the year ended December 31, 2013; the audited historical financial statements of Corporate Property Associates 16—Global Incorporated included in Exhibit 99.1 of W. P. Carey Inc.'s Current Report on Form 8-K dated March 7, 2014; and the audited historical financial statements of Corporate Property Associates 15 Incorporated included in Exhibit 99.6 of W. P. Carey Inc.'s Current Report on Form 8-K dated October 19, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information; Incorporation by reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

Our filings with the SEC are also available to the public on our website at www.wpcarey.com. The contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

As described in the accompanying prospectus under the caption "Where you can find more information; Incorporation by reference," W. P. Carey has incorporated by reference into the accompanying prospectus and the prospectus supplement specified documents that W. P. Carey has filed or may file with the SEC. However, notwithstanding anything in this prospectus supplement or the accompanying prospectus to the contrary, no document, exhibit or information or portion thereof that W. P. Carey has "furnished" or may in the future "furnish" to (rather than "file" with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

W. P. CAREY INC.

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Unit
Warrants

We may from time to time, in one or more offerings, offer, issue and sell (i) shares of our common stock, $0.001 par value per share ("Common Stock"), (ii) one or more series of our preferred stock, $0.001 par value per share ("Preferred Stock," and together with the Common Stock, the "Capital Stock"), (iii) debt securities ("Debt Securities"), (iv) depositary shares, which may represent a fractional interest in a share of a particular class or series of our Preferred Stock (the "Depositary Shares"), (v) stock purchase contracts and stock purchase units (collectively, the "Purchase Agreements"), and (vi) warrants ("Warrants") (collectively, the "Securities"). One or more of the Securities, including but not limited to the Preferred Stock, Debt Securities, Depositary Shares and Warrants, may be convertible into or exercisable or exchangeable for shares of Common Stock, Preferred Stock or our other Securities.

This prospectus describes some of the general terms that may apply to the Securities. When we decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities that we are selling, which terms will include, among other things, (i) in the case of Common Stock, any public offering price, (ii) in the case of Preferred Stock, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price, (iii) in the case of Debt Securities, the particular terms of the Debt Securities, which will include, among other things, the specific title of the Debt Securities, the aggregate amount of the offering and the offering price, and the denominations in which the Debt Securities may be offered, (iv) in the case of Depositary Shares, the fractional Preferred Stock represented by each Depositary Share and the applicable terms of the Preferred Stock, (v) in the case of Purchase Agreements, the particular combination of Securities constituting any Purchase Agreement, and (vi) in the case of Warrants, the exercise price and other specific terms of the Warrants, including a description of the underlying Security.

The applicable prospectus supplement also will contain information, where applicable, about the material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement, not contained in this prospectus. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust (a "REIT") for federal income tax purposes. You should read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.

Our Common Stock is listed on the New York Stock Exchange (the "NYSE"), under the symbol "WPC." On March 6, 2014, the last reported sale price of the Common Stock on the NYSE was $63.84 per share.

The Securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See "Plan of Distribution" beginning on page 51. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.

Investing in our Securities involves risks. See "Risk Factors" beginning on page 4 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement or free writing prospectus. This prospectus may not be used to offer or sell any Securities unless it is accompanied by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2014

i

              We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

 ABOUT THIS PROSPECTUS

              This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using an automatic shelf registration statement, we may, at any time and from time to time, sell the Securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the Securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information; Incorporation by Reference" beginning on page 2.

              This prospectus only provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of those Securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference" beginning on page 2.

              Unless the context otherwise requires or as otherwise specified, references in this prospectus to "W. P. Carey," the "Company," "we," "us," or "our" refers to W. P. Carey Inc. and its consolidated subsidiaries and predecessors, unless otherwise specified.

FORWARD LOOKING STATEMENTS

              This prospectus and the documents incorporated or deemed incorporated by reference as described under "Where You Can Find More Information; Incorporation by Reference" contain certain information that is based on current expectations, estimates, forecasts and projections about us, our future performance, our business or others on our behalf, our beliefs and our management's assumption and are to be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements relate to such things as discussions regarding tenant credit, general economic outlook, discussions regarding our overall corporate strategy, statements regarding estimated or future results of operations, statements that we make regarding our ability to qualify or to remain qualified as a REIT, the amount and timing of any future distributions including those that we are required to make as a REIT, our existing or future leverage and debt service obligations, our future prospects of growth, our future capital expenditure levels, our future financing transactions, and our plans to fund our future liquidity needs, and are generally identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors.

              The cautionary statements under the caption "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014, and subsequent reports filed by us with the SEC, all of which are incorporated herein by reference, and other similar statements contained in this prospectus, any prospectus supplement or any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

              In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference or deemed incorporated by reference herein and therein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

              We are subject to the information reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our filings with the SEC are available to the public at the SEC's website at http://www.sec.gov. You may also inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. We have filed this prospectus with the SEC as part of a registration statement on Form S-3. This prospectus does not contain all of the information set forth in the registration statement.

              We "incorporate by reference" certain information from filings with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

              We incorporate by reference the documents listed below and any future filings made by W. P. Carey with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of Securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

	W. P. Carey SEC Filings (File No. 001-13779)	&zwsp;	Period and/or Date Filed	&zwsp;
	Annual Report of W. P. Carey on Form 10-K		Fiscal Year ended December 31, 2013, filed with the SEC on March 3, 2014
&zwsp;	Current Reports on Form 8-K	&zwsp;	October 19, 2012 (Exhibit 99.6) and March 7, 2014	&zwsp;
	Definitive Proxy Statement on Schedule 14A		Filed on April 30, 2013
&zwsp;	Definitive Additional Materials on Schedule 14A	&zwsp;	Filed on May 2, 2013	&zwsp;
	Definitive Additional Materials on Schedule 14A		Filed on June 13, 2013
&zwsp;	Definitive Additional Materials on Schedule 14A	&zwsp;	Filed on June 27, 2013	&zwsp;

Corporate Property Associates 15 Incorporated SEC Filings (File No. 000-50249)	&zwsp;	Period and/or Date Filed	&zwsp;
Quarterly Report on Form 10-Q		Quarter ended June 30, 2012 (Part I — Item 1) (filed on August 10, 2012)

              You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

W. P. Carey Inc.
Attention: Investor Relations
50 Rockefeller Plaza
New York, New York 10020
Tel: 212-492-1100

              Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement.

THE COMPANY

              W. P. Carey is a leading global owner and manager of commercial properties net leased to companies on a long-term basis. In addition, we act as an advisor to a series of income-oriented non-traded real estate investment trusts, or REITs, through our investment management business. We own and manage a diversified global investment portfolio of 1,021 properties located in 21 countries. Our owned and managed diversified global investment portfolio had a combined enterprise value of more than $15.0 billion at December 31, 2013. Our properties are generally industrial, warehouse/distribution, office or retail facilities which we believe are essential to our corporate tenants' operations and are triple-net leased to single tenants. Our leases typically require our tenants to pay substantially all of the costs associated with operating and maintaining the property. Our corporate tenants operate in a wide variety of business sectors.

              Originally founded in 1973, since 1979, we have sponsored a series of seventeen income-generating investment programs that invest primarily in commercial properties net leased to single tenants, under the Corporate Property Associates, or CPA® brand name. We are currently the advisor to Corporate Property Associates 17 — Global Incorporated and Corporate Property Associates 18 — Global Incorporated, and together, the "CPA® REITs", as well as Carey Watermark Investors Incorporated, which invests in lodging and lodging-related properties.

              In September 2012, we reorganized as a REIT in connection with our merger with Corporate Property Associates 15 Incorporated. In January 2014, we merged with Corporate Property Associates 16 — Global Incorporated.

              Our shares of Common Stock are listed on the NYSE under the symbol "WPC." Headquartered in New York, we have offices in Dallas, London, Amsterdam, Hong Kong and Shanghai. At December 31, 2013, we employed 251 individuals. Our principal executive offices are located at 50 Rockefeller Plaza, New York, New York 10020. Our telephone number is (212) 492-1100. On our website, www.wpcarey.com, investors can find press releases, financial filings and other information about us.

RISK FACTORS

              Investing in our Securities involves risks. In evaluating an investment in our Securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such Securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities. Please also refer to the section above entitled "Forward Looking Statements."

USE OF PROCEEDS

              Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the Securities for working capital and other general business purposes. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade Securities.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown.

Year Ended December 31,
2013	2012	2011	2010	2009
1.88	2.47	7.64	6.49	7.27

DESCRIPTION OF CAPITAL STOCK

              The following contains a summary of certain material provisions of the W. P. Carey Articles of Amendment and Restatement ("Charter") and W. P. Carey Bylaws ("Bylaws") relating to the shares of our Common Stock that are incorporated by reference into this Prospectus and which can be found at Exhibit 3.1 and Exhibit 3.2, respectively. The following description of the shares of Common Stock does not purport to be complete and is qualified in its entirety by reference to the Charter and Bylaws.

General

              Our Charter provides that we have authority to issue 500,000,000 shares of Capital Stock, $0.001 par value per share, consisting of 450,000,000 shares of Common Stock, and 50,000,000 shares of Preferred Stock, $0.001 par value per share. A majority of our entire board of directors, without any action by our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of our capital stock or the number of shares of our capital stock of any class or series that we have authority to issue.

Common Stock

              Subject to the rights of any other class or series of stock and to the provisions of our Charter restricting the transfer and ownership of shares of our stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including one vote for each director to be elected in the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

              In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our Charter requires the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter to approve such matters, except that any amendment to the sections of the Charter concerning the removal of directors, restrictions on transfer and ownership of shares and the voting requirements for the amendment of such provisions must be approved by the board of directors and by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

              Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (a) the charter of the successor is not amended other than in certain minor respects and (b) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, including where a substantial number of operating assets are held by the subsidiary, as in our situation, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

              Holders of shares of Common Stock are entitled to receive distributions paid ratably on the Common Stock if and when authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision has been made for all of our known debts and liabilities. These rights are subject to the preferential rights in respect of distributions or upon liquidation, dissolution or winding up of any other class or series of our stock that we may subsequently classify or reclassify and to the provisions of our Charter regarding restrictions on transfer and ownership of our stock.

              Holders of our shares of stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights or preemptive rights to subscribe for any of our securities, except as may be provided under the terms of any class or series of stock that we may subsequently classify or reclassify. Subject to the restrictions on transfer and ownership of stock contained in our Charter and the rights of any other class or series of stock that we may subsequently classify or reclassify, each share of Common Stock has equal distribution, liquidation and other rights.

              We may sell shares of Common Stock. In a prospectus supplement, we will describe the aggregate number of shares of Common Stock offered and the offering price or prices of the shares.

Preferred Stock; Power to Reclassify Shares of Our Stock

              Our Charter authorizes our board of directors to classify any unissued shares of Common Stock or Preferred Stock and to reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock into one or more classes or series of stock. Prior to issuance of shares of any class or series of stock, our board of directors is required by Maryland law and our Charter to fix, subject to our Charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. Therefore, our board of directors could authorize the issuance of shares of Common Stock or Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for you or otherwise be in your best interests.

              We may sell shares of Preferred Stock in one or more class or series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the shares of Preferred Stock on a securities exchange and any other specific terms of the class or series of Preferred Stock.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Common Stock and Preferred Stock

              Our board of directors has the power (a) to amend our Charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue, (b) to issue additional shares of Common Stock or Preferred Stock and (c) to classify unissued shares of our Common Stock or Preferred Stock or to reclassify any previously classified, but unissued, shares of Common Stock or Preferred Stock, into other classes or series of stock and thereafter to issue the classified or reclassified shares of stock. We believe this ability provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series of stock, as well as our Common Stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange on which our securities may be listed or the terms of any classes or series of stock that we may subsequently classify or reclassify. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of Common Stock or Preferred Stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for you or otherwise be in your best interests.

Restrictions on Ownership and Transfer

              Our Charter provides that our board of directors may decide whether it is in the best interests of our company to qualify and maintain status as a REIT under the Internal Revenue Code, as amended (the "Code"). In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year. Neither the requirement to be held by 100 or more persons or the provision disallowing ownership by five or fewer individuals apply to the first taxable year of a REIT.

              To help us to qualify as a REIT, among other purposes, our Charter, subject to certain exceptions, contains restrictions on the number of shares of our stock that a person may own. Our Charter provides that generally no person may own beneficially, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 7.9% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our stock excluding any outstanding shares of our stock not treated as outstanding for federal income tax purposes or (ii) more than 7.9% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our Common Stock excluding any outstanding shares of our Carey Common Stock not treated as outstanding for federal income tax purposes.

              Our Charter also prohibits any person from (a) beneficially or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code, (b) transferring shares of our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons, (c) beneficially or constructively owning shares of our stock that would cause us to own, directly or indirectly, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us), (d) beneficially or constructively owning shares of our stock that would cause any independent contractor to not be treated as such under Section 856(d)(3) of the Code, or (e) beneficially or constructively owning shares of stock that will otherwise cause us to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, and any person who would have owned shares of our stock that resulted in a transfer of shares to a charitable trust (as described below), will be required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required for us to qualify as a REIT.

              Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and the restrictions described in clauses (c) and (d) above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the

IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

              Our board of directors may increase or decrease the Common Stock ownership limit and/or the aggregate stock ownership limit so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding stock. Any decrease in the Common Stock ownership limit and/or the aggregate stock ownership limit shall not apply to any person whose percentage ownership of stock is in excess of the decreased ownership limits until such time as such person's percentage ownership of stock equals or falls below the decreased ownership limits. Absent an exemption from the ownership limits, any further acquisition of shares of our stock by such person will be in violation of the ownership limits unless and until such person's percentage ownership of stock falls below the ownership limit (in which case such person may acquire shares up to such ownership limits).

              Pursuant to our Charter, if any transfer of our shares of stock occurs that, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above ownership limitations or restrictions on transfer, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the ownership limitations or restrictions on transfer (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be null and void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of stock held in the charitable trust, and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

  •
  rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

  •
  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's beneficiary.

              However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

              Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our Charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

  •
  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

  •
  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

              The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

  •
  such shares will be deemed to have been sold on behalf of the charitable trust; and

  •
  to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

              In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

  •
  the market price on the date we, or our designee, accept such offer.

              We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any distributions held by the trustee will be paid to the charitable beneficiary.

              All certificates, if any, representing shares of our stock will bear a legend referring to the restrictions described above.

              Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the owner's beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each of our stockholders, whether or not an owner of 5% or more of our stock, must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure our compliance with the ownership restrictions in our Charter.

              The ownership and transfer limitations in our Charter could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our Common Stock or might otherwise be in the best interests of our stockholders.

Business Combinations

              Maryland law prohibits "business combinations" between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

  •
  any person or entity who beneficially owns 10% or more of the voting power of our outstanding voting stock; or

  •
  an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding stock.

              A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

              After the five-year prohibition and in addition to any vote otherwise required by Maryland law and our Charter, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least:

  •
  80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

  •
  two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

              These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

              The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

              Pursuant to the statute, our board of directors, by resolution, has exempted any business combinations between us and any person who is an existing, or becomes in the future an, "interested stockholder." Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any such person. As a result, such persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. Additionally, this resolution may be altered, revoked or repealed in whole or in part at any time and we may opt back into the business combination provisions of the Maryland General Corporation Law (the "MGCL"). If this resolution is revoked or repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

              Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights, except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by employees who are also our directors are excluded from the shares entitled to vote on the matter. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

              Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders' meeting.

              If voting rights are not approved at the stockholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our Charter or Bylaws.

              Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the control share acquisition statute will not apply to us unless our board of directors later amends our Bylaws to modify or eliminate this provision, which it may do without stockholder approval, and which it may make effective prospectively or retrospectively.

Maryland Unsolicited Takeovers Act

              Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

              In our Charter, we have elected that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we (a) require the affirmative vote of the stockholders entitled to cast at least two-thirds of all votes entitled to be cast generally in the election of directors for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships and (c) provide that unless called by our Chairman of our board of directors, our President, our Chief Executive Officer or our board of directors, a special meeting of stockholders may only be called by our Secretary upon the written request of (and satisfaction of certain procedural and information requirements by) the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at the meeting.

Transfer Agent and Registrar

              The transfer agent and registrar for our Common Stock is Computershare Investor Services.

Authorized but Unissued Capital Stock

              The listing requirements of the NYSE, which applies so long as our shares of Common Stock are listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of our Common Stock.

DESCRIPTION OF DEBT SECURITIES

              The Debt Securities will be issued in one or more series under an indenture, to be entered into between the Company and U.S. Bank National Association, as trustee. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of Debt Securities issued under the Indenture. The terms of the Debt Securities of any series will be those specified in or pursuant to the Indenture and in the applicable Debt Securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

              The following description of Debt Securities describes general terms and provisions of the series of Debt Securities to which any prospectus supplement may relate. When the Debt Securities of a particular series are offered for sale, the specific terms of such Debt Securities will be described in the applicable prospectus supplement. If any terms of such Debt Securities described in a prospectus supplement are inconsistent with any of the terms of the Debt Securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

              The following description of selected provisions of the Indenture and the Debt Securities is not complete, and the description of selected terms of the Debt Securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable Debt Securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable Debt Securities, see "Where You Can Find More Information; Incorporation by Reference" in this prospectus. The following description of Debt Securities and the description of the Debt Securities of a particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable Debt Securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus, and to those made part of the Indenture by the Trust Indenture Act. Capitalized terms used but not defined in the following description shall have the meanings assigned to those terms in the Indenture or, if applicable, the Debt Securities.

              The Debt Securities will be obligations solely of the Company and will not be obligations of, or directly or indirectly guaranteed by, any of its subsidiaries or any other entity. Accordingly, the Debt Securities are structurally subordinated to the liabilities of, and any preferred equity in, its subsidiaries and, as a result, the Company's right to participate as a common equity holder of a subsidiary in any distribution of assets of such subsidiary upon such subsidiary's liquidation or otherwise, and thus the ability of the holders of the Debt Securities to benefit from such distribution, is junior to creditors and any preferred equity holders of such subsidiary, except to the extent that any claims the Company may have as a creditor or preferred equity holder of such subsidiary are recognized. The Company may also guarantee obligations of its subsidiaries. Any liability the Company may have for its subsidiaries' obligations could reduce its assets that are available to satisfy its direct creditors, including holders of the Debt Securities. In addition, the Debt Securities will rank junior to the Company's secured debt to the extent of the value of the collateral security securing the same.

General

              The Debt Securities will constitute the unsecured and unsubordinated obligations of the Company and will rank on a parity in right of payment among themselves and with all of the Company's other existing and future unsecured and unsubordinated indebtedness. The Company may issue an unlimited principal amount of Debt Securities under the Indenture. The Indenture provides that Debt Securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by the Company. Please read the applicable prospectus supplement relating to the Debt Securities of the particular series being offered thereby for selected terms of such Debt Securities, including, without limitation, where applicable:

  •
  the title of such series of the Debt Securities;

  •
  the aggregate principal amount of the Debt Securities of such series and any limit thereon;

  •
  the date or dates on which the Company will pay the principal of, and premium, if any, on, the Debt Securities of such series, or the method or methods, if any, used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which the Debt Securities of such series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the Debt Securities of such series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the Debt Securities of such series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which interest on the Debt Securities of such series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which the Company is required to, or may, at its option, redeem Debt Securities of such series;

  •
  the terms and conditions, if any, upon which the Company will be required to repurchase Debt Securities of such series at the option of holders of Debt Securities of such series;

  •
  the terms of any sinking fund or analogous provision applicable to the Debt Securities of such series;

  •
  the portion of the principal amount of the Debt Securities of such series payable upon acceleration of the maturity thereof if other than the full principal amount;

  •
  the authorized denominations in which the Debt Securities of such series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the place or places where (1) amounts due on the Debt Securities of such series will be payable, (2) the Debt Securities of such series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon the Company or the Trustee in respect of the Debt Securities of such series or the Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the Debt Securities of such series must be made;

  •
  whether the amount of payments due on the Debt Securities of such series may be determined with reference to an index, formula, or other method or methods (any of those Debt Securities being referred to as Indexed Securities) and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default (as defined below) with respect to the Debt Securities of such series;

  •
  the identity of the depositary for the global Debt Securities if other than The Depository Trust Company and the terms of the depositary arrangement if other than as specified below;

  •
  the circumstances under which the Company will pay Additional Amounts on the Debt Securities of such series in respect of any tax, assessment, or other governmental charge and whether the Company will have the option to redeem such Debt Securities rather than pay the Additional Amounts; and

  •
  any other terms of the Debt Securities of such series.

              As used in this prospectus, references to the principal of, and premium, if any, and interest, if any, on, the Debt Securities of a series include Additional Amounts, if any, payable on the Debt Securities of such series in that context.

              The Company may issue Debt Securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

              The terms of the Debt Securities of any series may be inconsistent with the terms of the Debt Securities of any other series. Unless otherwise specified in the applicable prospectus supplement, the Company may, without the consent of, or notice to, the holders of the Debt Securities of any series, reopen an existing series of Debt Securities and issue additional Debt Securities of that series.

              Other than to the extent provided in "Merger, Consolidation and Transfer of Assets" below or to the extent provided with respect to the Debt Securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit the Company's ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets or that would afford holders of the Debt Securities protection in the event of:

      1.
      a recapitalization or other highly leveraged or similar transaction involving the Company, any of its subsidiaries or affiliates or its management;

      2.
      a change of control involving the Company or its subsidiaries; or

      3.
      a reorganization, restructuring, merger, or similar transaction involving the Company, its subsidiaries or its affiliates.

              Accordingly, the Company's ability to service its indebtedness (including the Debt Securities) could be materially and adversely affected in the future.

Registration, Transfer, Payment and Paying Agent

              Unless otherwise specified in the applicable prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons.

              Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Company or an agent of the Company in The City of New York. However, the Company, at its option, may make payments of interest on any interest payment date for a Debt Security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

              Any interest not punctually paid or duly provided for on any interest payment date with respect to the Debt Securities of any series will forthwith cease to be payable to the holders of those Debt

Securities on the applicable regular record date and may be paid to the persons in whose names those Debt Securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee or the Company, notice whereof shall be given to the holders of those Debt Securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

              Subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those Debt Securities at the designated place or places. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repurchase of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

              Unless otherwise specified in the applicable prospectus supplement, the Company will not be required to:

  •
  issue, register the transfer of, or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any Debt Security, or portion of any Debt Security, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or

  •
  issue, register the transfer of or exchange a Debt Security that has been surrendered for repurchase at the option of the holder, except the portion, if any, of the Debt Security not to be repurchased.

Outstanding Debt Securities

              In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the maturity of such original issue discount security as of the date of the determination;

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance;

  •
  the principal amount of a Debt Security denominated in a currency other than U.S. Dollars shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of such Debt Security; and

  •
  a Debt Security owned by the Company or any other obligor of such Debt Security or any affiliate of the Company or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

              The Debt Securities of any series may be redeemable at the Company's option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the Debt Securities of any series may be subject to repurchase by the Company at the option of the holders thereof. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or optional repurchase of the Debt Securities of the particular series.

Merger, Consolidation and Transfer of Assets

              The Indenture provides that the Company may not, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person, in each case, unless:

  •
  in such transaction or transactions, either (1) the Company shall be the continuing person (in the case of a merger) or (2) the successor person (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed (i) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, and (ii) shall, by a supplemental indenture, expressly assume the due and punctual performance of all of the Company's payment and other obligations under the Indenture and all of the Debt Securities outstanding thereunder;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and

  •
  the Trustee shall have received an officer's certificate and opinion of counsel from the Company to the effect that all conditions precedent to such transaction or transactions have been satisfied.

              Upon any consolidation or amalgamation by the Company with, or the Company's merger into, any other person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person, in each case in accordance with the provisions of the Indenture described above, the successor person formed by the consolidation or amalgamation or into which the Company is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, shall succeed to, and be substituted for, the Company and may exercise every right and power of the Company under the Indenture with the same effect as if such successor person had been named as the Company in the Indenture; and thereafter, the predecessor person shall be released from all of its obligations and covenants under the Indenture and the outstanding Debt Securities.

Events of Default

              Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the Debt Securities of any series is defined in the Indenture as being:

      1.
      default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Debt Security of that series;

      2.
      default in payment of any principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of, or premium, if any, on, any Debt

          Security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

      3.
      default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any Debt Security of that series;

      4.
      default in the performance or observance, or breach, of any covenant or other agreement of the Company in the Indenture or any Debt Security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the Indenture solely for the benefit of a series of Debt Securities other than that series, which shall not have been remedied for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding;

      5.
      default by the Company to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any indebtedness for money borrowed by the Company in excess of $25,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $25,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days thereafter;

      6.
      specified events of bankruptcy, insolvency, or reorganization with respect to the Company or its significant subsidiaries (as defined in Regulation S-X under the Securities Act); or

      7.
      any other Event of Default established for the Debt Securities of that series.

              No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The Trustee is required to give notice to holders of the Debt Securities of the applicable series within 90 days after a responsible officer of the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such Debt Securities.

              If an Event of Default specified in clause (6) above occurs, then the principal amount of all the outstanding Debt Securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding Debt Securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding may declare the principal amount of, or if Debt Securities of that series are original issue discount securities such lesser amount as may be specified in the terms of, the Debt Securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

              The Indenture provides that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series. Notwithstanding any other provision of the Indenture, each holder of a Debt Security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, and any Additional Amounts on, that Debt Security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

              Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of Debt Securities, such direction would not be unduly prejudicial to the rights of any other holder of Debt Securities of that series (or the Debt Securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

              Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee an officer's certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

              The Indenture permits the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the Debt Securities of the applicable series or the rights of the holders of the Debt Securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding Debt Security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Debt Security, or

  •
  reduce the principal of, or premium, if any, on, any Debt Security or reduce the rate (or modify the calculation of such rate) of interest, if any, on, or the redemption or repurchase price of, or any Additional Amounts with respect to, any Debt Security or change the Company's obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount security that would be due and payable upon acceleration of the maturity thereof, or

  •
  change the date(s) on which, or period(s) in which, any Debt Security is subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of any Debt Security in a manner that is adverse to the interests of the holder of such Debt Security, or

  •
  change any place where, or the currency in which, any Debt Security is payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any Debt Security on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase, on or after the date for repurchase, or

  •
  reduce the percentage of the outstanding Debt Securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

  •
  modify the provisions relating to the requirements for the modification or amendment of the Indenture with the consent of each holder, of the waiver of compliance with specific provisions of the Indenture or specified defaults under the Indenture, except to increase the percentage of holders of Debt Securities of any series outstanding under the Indenture required to effect that action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable Debt Securities.

              The Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Debt Securities, to modify or amend the Indenture, among other things:

  •
  to add to the Events of Default for all or any series of Debt Securities;

  •
  to add to the covenants for the benefit of the holders of all or any series of Debt Securities;

  •
  to provide for security of Debt Securities of all or any series or to add guarantees in favor of Debt Securities of all or any series;

  •
  to establish the form or terms of Debt Securities of any series, and the form of the guarantee, if any, of Debt Securities of any series;

  •
  to cure any mistake or ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any Debt Securities;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding Debt Securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

  •
  to conform the terms of the Indenture or the Debt Securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those Debt Securities; or

  •
  to modify, alter, amend or supplement the Debt Securities in any other respect that shall not adversely affect the interests of any of the holders of any Debt Securities.

              The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any continuing default under the Indenture with respect to the Debt Securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the Debt Securities of that series, or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of the affected series.

              The Indenture contains provisions for convening meetings of the holders of Debt Securities. A meeting may be called at any time by the Trustee, the Company or the holders of at least 10% in aggregate principal amount of the outstanding Debt Securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent or waiver that must be given by the holder of each outstanding Debt Security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver that may be given by the holders of a supermajority in aggregate principal amount of the outstanding Debt Securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding Debt Securities of that series will constitute a quorum.

Book-Entry Procedures

    Global Notes

              Debt Securities of a series may be represented by one or more Debt Securities of such series in global form (a "global note"). Global notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee. Each global note will be credited to the account of a direct or indirect participant in DTC as described below.

              Except as set forth below, a global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note may not be exchanged for Debt Securities in certificated form except as described below under "Exchanges of Global Note for Certificated Debt Securities."

    Exchanges of Global Note for Certificated Debt Securities

              A beneficial ownership interest in a global note may not be exchanged for Debt Securities of the same series in certificated form unless:

  •
  DTC notifies the Company that it is unwilling or unable to continue as depositary for the global note or has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 60 days;

  •
  the Company, at its option, notifies the Trustee in writing that it has elected to issue the Debt Securities in certificated form; or

  •
  an Event of Default with respect to the Debt Securities represented by the global note has occurred and is continuing.

    Book-Entry Procedures

              DTC has indicated that it intends to use the following procedures for global notes. DTC may change these procedures from time to time. The Company is not responsible for these procedures. You should contact DTC or its participants directly to discuss these matters.

              DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC's participants ("direct participants") deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This system eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

              Purchases of Debt Securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial ownership interest of each actual purchaser ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in a global note are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in a global note, except in the event that use of the book-entry system for their Debt Securities is discontinued.

              To facilitate subsequent transfers, all global notes deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of global notes; DTC's records reflect only the identity of the direct participants to whose accounts a global note is credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

              AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE DEBT SECURITIES REPRESENTED BY THE GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE DEBT SECURITIES.

              The laws of some states require that persons take physical delivery in definitive form of securities that they own. The ability to transfer beneficial ownership interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its direct participants, which in turn act on behalf of indirect participants and banks, the ability of a person having a beneficial ownership interest in a global note to pledge such interest to persons that do not participate in the DTC system, or take other actions in respect of such interest, may be affected by the lack of a physical certificate.

              Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to a global note unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts a global note is credited on the record date (identified in a listing attached to the omnibus proxy).

              Payments of the principal of, and premium, if any, and interest, if any, on, global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the principal of, and premium, if any, and interest, if any, on the global notes to DTC will be the responsibility of the Company, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

              The Company will send any redemption or repurchase notices to DTC. If less than all of the Debt Securities of a particular series are being redeemed or repurchased, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed or repurchased.

              DTC may discontinue providing its services as depositary with respect to global notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor depositary is not obtained, Debt Securities in certificated form are required to be printed and delivered.

              The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, Debt Securities in certificated form will be printed and delivered to DTC.

              The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but it takes no responsibility for the accuracy or completeness thereof.

              Neither the Company, the Trustee nor their respective agents are responsible for the performance by DTC or its direct participants or indirect participants of their obligations under the rules and procedures governing their operations.

Discharge, Legal Defeasance and Covenant Defeasance

    Satisfaction and Discharge

              Upon the Company's direction, the Indenture shall cease to be of further effect with respect to the Debt Securities of any series specified by the Company, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Company's obligation to repurchase such Debt Securities at the option of the holders thereof, if applicable, and the Company's obligation to pay Additional Amounts in respect of such Debt Securities to the extent described below, when:

  •
  either

    (A)
    all outstanding Debt Securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

    (B)
    all Debt Securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in the currency in which the Debt Securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the Debt Securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the Debt Securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the Debt Securities of that series have become due and payable, or to the stated maturity or redemption date of the Debt Securities of that series, as the case may be;

  •
  the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officer's certificate and an opinion of counsel from the Company to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the Debt Securities of such series have been satisfied.

              If the Debt Securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those Debt Securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

    Legal Defeasance and Covenant Defeasance

              Unless otherwise specified in the applicable prospectus supplement, the Company may elect with respect to the Debt Securities of the particular series either:

  •
  to defease and discharge itself from any and all obligations with respect to those Debt Securities ("legal defeasance"), except for, among other things:

    (A)
    the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those Debt Securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

    (B)
    the obligations to register the transfer or exchange of those Debt Securities,

    (C)
    the obligation to replace temporary or mutilated, destroyed, lost, or stolen Debt Securities,

      (D)
      the obligation to maintain an office or agent of the Company in The City of New York in respect of those Debt Securities,

      (E)
      the obligation to hold moneys for payment in respect of those Debt Securities in trust, and

      (F)
      the obligation, if applicable, to repurchase those Debt Securities at the option of the holders thereof, or

  •
  to be released from its obligations with respect to those Debt Securities under any covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of funds in the currency in which those Debt Securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) in an amount that, through the payment of principal and interest in accordance with their terms, will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal thereof and premium, if any, and interest, if any, thereon, and, to the extent that (x) those Debt Securities provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts that are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, the Additional Amounts with respect to those Debt Securities, and any mandatory sinking fund or analogous payments on those Debt Securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

              The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company or any significant subsidiary is a party or is bound;

  •
  in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel confirming that:

    (A)
    the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

    (B)
    since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding Debt Securities of the applicable series on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem those Debt Securities on that date;

  •
  no Event of Default or default that with notice or lapse of time or both would become an Event of Default with respect to Debt Securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Company or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  the Company shall have delivered to the Trustee an officer's certificate and opinion of counsel to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

              In the event the Company effects covenant defeasance with respect to Debt Securities of any series and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the Debt Securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the Debt Securities of that series at the time of any acceleration resulting from that Event of Default. However, the Company would remain liable to make payment of those amounts due at the time of acceleration.

              The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Concerning the Trustee

              The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of Debt Securities. If there are different Trustees for different series of Debt Securities, each Trustee will be a trustee separate and apart from any other Trustee under the Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of Debt Securities for which it is the trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities. All payments of principal of, and premium, if any, and interest, if any, on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Debt Securities) of, the Debt Securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

              U.S. Bank National Association is the trustee under the Indenture. The Company may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debt Securities unless offered indemnity or security reasonably acceptable to it by the holder against the costs, expense and liabilities which might be incurred thereby.

              Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The

Trustee may engage in other transactions with the Company. If it acquires any conflicting interest relating to any of its duties with respect to the Debt Securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

              The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

              All notices to holders of Debt Securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee or by electronic means in the case of global securities.

DESCRIPTION OF DEPOSITARY SHARES

              We may issue Depositary Shares, each of which will represent a fractional interest in a share of a particular class or series of our Preferred Stock, as specified in the applicable prospectus supplement. Shares of a class or series of Preferred Stock represented by Depositary Shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the Depositary Shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of Preferred Stock represented by the Depositary Shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of Preferred Stock represented by those Depositary Shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

              Some of the particular terms of the Depositary Shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

              Copies of the applicable form of deposit agreement and depositary receipt will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related Depositary Shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

              In a prospectus supplement, we will describe the particular combination of Securities constituting any Depositary Shares and any other specific terms.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

              The following summarizes the general terms of stock purchase contracts and stock purchase units that we may issue. The particular terms of any stock purchase contracts or stock purchase units that we offer will be described in the prospectus supplement. This description is subject to the stock purchase contracts, and any collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.

              We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. We may fix the consideration per share of our Common Stock or Preferred Stock at the time we issue the stock purchase contracts, or the consideration may be determined by referring to a specific formula stated in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and Debt Securities, preferred securities, Warrants or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the Common Stock or Preferred Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

              In a prospectus supplement, we will describe the particular combination of Securities constituting any Purchase Agreement and any other specific terms.

DESCRIPTION OF WARRANTS

              We may issue separately, or together with shares of our Preferred Stock or Common Stock offered by any prospectus supplement, Warrants for the purchase of additional shares of Preferred Stock or Common Stock. The Warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, and may be represented by certificates evidencing the Warrants, all as set forth in the prospectus supplement relating to the particular series of Warrants.

              The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant agreement and Warrant certificate, respectively, which will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. A prospectus supplement will describe the terms of the Warrants in respect of which this prospectus is being delivered including, where applicable, the following:

  •
  the title of the Warrants;

  •
  the aggregate number of the Warrants;

  •
  the price or prices at which the Warrants will be issued;

  •
  the designation, terms and number of shares of our Common Stock or Preferred Stock that may be purchased upon exercise of the Warrants;

  •
  the designation and terms of the securities, if any, with which the Warrants are issued and the number of the Warrants issued with each such offered security;

  •
  the date, if any, on and after which the Warrants and related shares of our Common Stock or Preferred Stock with which the Warrants are issued will be separately transferable;

  •
  the price (or manner of calculation of the price) at which each share of our Common Stock or Preferred Stock may be purchased upon exercise of the Warrant;

  •
  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the Warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material federal income tax considerations; and

  •
  any other terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

              The exercise of any Warrants will be subject to, and limited by, the transfer and ownership restrictions in our Charter. See "Description of Stock — Restriction on Ownership and Transfer."

              We may sell Warrants to purchase our Common Stock or Preferred Stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the Warrants, including whether our or your obligations, if any, under any Warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

              The following is a summary of the material federal income tax considerations of holding shares of our Common Stock. The law firm of DLA Piper LLP (US) has acted as counsel and reviewed this summary. For purposes of this section titled "Material Federal Income Tax Considerations," references to "we," "our" and "us" mean only W. P. Carey Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of Treasury, rulings and other administrative pronouncements issued by the United States Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that we will operate our Company and our subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  partnerships and trusts;

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  persons subject to the alternative minimum tax;

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  persons who hold our stock on behalf of other persons as nominees;

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  persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

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  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "constructive ownership transaction," "synthetic security" or other integrated investment;

  •
  "S" corporations;

              and, except to the extent discussed below:

  •
  tax-exempt organizations; and

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  foreign investors.

              This summary assumes that investors will hold their shares of our Common Stock as a capital asset, which generally means as property held for investment.

              The holding of shares of our Common Stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder holding our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, and local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Common Stock.

Taxation of W. P. Carey Inc.

              We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT.

              The law firm of DLA Piper LLP (US) is acting as our tax counsel and has provided an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code from February 15, 2012, our date of incorporation, through our taxable year ended December 31, 2013 and that our present and proposed organization, ownership and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we believe that we have been organized and operated and intend to continue to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion of DLA Piper LLP (US) is expressed as of the date issued. DLA Piper LLP (US) has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

              Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

              As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under the section titled " — Requirements for REIT Qualification — General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See the section below titled " — Failure to Qualify."

              Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate and distribute currently is taxed only at the stockholder level upon distribution to our stockholders.

              As of January 1, 2013, most domestic stockholders that are individuals, trusts or estates are taxed on qualified corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See the section titled " — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

              Any net operating losses and other tax attributes of ours generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See the section titled " — Taxation of Stockholders."

              If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains;

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses;

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See " — Prohibited Transactions" and " — Foreclosure Property" below;

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

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  If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income;

  •
  If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we would be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

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  If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts of income from the taxable year we retained and upon which we paid income tax at the corporate level;

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in " — Requirements for REIT Qualification — General";

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  A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary ("TRS") (as described below) that do not reflect arm's-length terms;

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  If we acquire appreciated assets from a corporation that is not a REIT and is taxable under subchapter C of the Code in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during a specified period (as of 2014, this period is ten years) following their acquisition from the subchapter C corporation; and

  •
  The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are taxable as subchapter C corporations.

              In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for REIT Qualification — General

              The Code defines a REIT as a corporation, trust or association:

              (1)   that is managed by one or more trustees or directors;

              (2)   the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

              (3)   that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

              (4)   that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

              (5)   the beneficial ownership of which is held by 100 or more persons;

              (6)   in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

              (7)   which meets other tests described below, including with respect to the nature of its income and assets.

              The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT. In our case, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. Our Charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

              To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of Common Stock. To do so, we must demand written statements each year from the record holders of significant percentages of our Common Stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Department of Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

              In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our taxable year-end, and thereby satisfy this requirement.

              The Code provides relief from violations of the REIT gross income requirements, as described below under " — Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Subsidiary Entities

Ownership of Partnership Interests

              If we are a partner in an entity that is treated as a partnership for federal income tax purposes, U.S. Department of Treasury Regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries

              If we own a corporate subsidiary that is a qualified REIT subsidiary (a "QRS"), that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any corporation, other than a TRS (as described below), that is directly or indirectly (through other disregarded entities) wholly owned by a REIT. Other entities that are wholly owned by us, including single member, domestic limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

              In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Foreign Assets and Subsidiaries

              With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in local currencies. Accordingly, for federal income tax purposes, including the 75% and 95% gross income tests summarized herein, our income, gains and losses from our foreign operations that are not held in TRSs will generally be calculated first in the applicable local currency, and then translated into United States dollars at appropriate exchange rates. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, any foreign exchange gains we recognize from repatriation are expected to constitute "real estate foreign exchange gains" under Section 856(n)(2) of the Code, and will thus be excluded from the 75% and 95% gross income tests summarized above.

              In addition, we own interests in entities that are both TRSs and "controlled foreign corporations" for federal income tax purposes, and we are deemed to receive our allocable share of certain income, referred to as Subpart F Income, earned by such controlled foreign corporations whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased, but only if such activities are performed through the landlord/licensor's own officers or staff of employees. We believe our controlled foreign corporations generally do not satisfy this active rental exception however, and as a result we may recognize material amounts of Subpart F Income. Based on advice of counsel, we believe that that the types of Subpart F Income most likely to be recognized by us qualify under the 95% gross income test. However, we do not believe our Subpart F income qualifies under the 75% gross income test.

REIT Subsidiaries

              Some of our subsidiaries may also be taxable as REITs. Provided such entities qualify as REITs under the Code, our equity in such entities will be a qualifying REIT asset under the quarterly REIT asset tests described below, and any dividends and/or gain on disposition of such equity will be qualifying REIT gross income under both the 75% and 95% gross income tests discussed below.

Taxable REIT Subsidiaries

              We will jointly elect with certain of our U.S. and non-U.S. subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

              We are not generally treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income, gain, or return of capital, as applicable. This treatment can affect our income and asset test calculations, as described below. Because we do not generally include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we will use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Income Tests

              In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," distributions received from other REITs, and gains from the sale of real estate assets (including REIT shares), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., generally income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

              We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. For purposes of either one or both of the 75% and 95% gross income tests, two categories of foreign currency gain may be excluded from gross income: "real estate foreign exchange gain" and "passive foreign exchange gain." Real estate foreign exchange gain is not treated as gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain includes gain derived from certain qualified business units of the REIT and foreign currency gain attributable to (i) qualifying income under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, or (iii) being an obligor on an obligation secured by mortgages on real property or on interests in real property. In addition, passive foreign exchange gain is not treated as gross income for purposes of the 95% gross income test only. Passive foreign exchange gain includes real estate foreign exchange gain and foreign currency gain attributable to (i) qualifying income under the 95% gross income test, (ii) the acquisition or ownership of obligations, or (iii) being the obligor on obligations and that, in the case of (ii) and (iii), does not fall within the scope of the real estate foreign exchange definition. In all cases, we intend that any foreign currency transactions will be structured in a manner that will not jeopardize our status as a REIT. No assurance can be given that any foreign currency gains that we recognize directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

              Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

              To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

              Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent generally must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue and that meets certain other requirements or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the income from such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

              We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

              If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under " — Taxation of REITs in General," even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

              At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

              Second, the value of any one issuer's "securities" (defined to exclude "real estate assets") that we own (other than a TRS or QRS) may not exceed 5% of the value of our total assets.

              Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 10% asset tests do not apply to securities of TRSs and QRSs and the 10% asset test by value does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test by value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code, as well as our equity interest in the partnership, if any.

              Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

              Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a "security" for purposes of the 10% asset test by value, as explained below).

              Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

              In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

              Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate,

1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under " — Income Tests." In applying the 10% asset test by value, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

              We believe that our holdings of securities and other assets comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor of Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See " — Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor, qualify as "straight debt" securities or qualify for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

              Some of our assets will consist of goodwill. We do not expect the value of any such goodwill to be significant, and, in any event, to negatively impact our compliance with the REIT asset tests.

              No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

              If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

              In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

              (1)   the sum of

                (i)    90% of our "REIT taxable income," computed without regard to our net capital gains and the dividends paid deduction, and

                (ii)   90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

              (2)   the sum of specified items of non-cash income.

              We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for dividends to provide a tax deduction for us, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

              To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain distributions that we designated and that they include in their taxable income, and (2) the tax that we paid on their behalf with respect to that income.

              To the extent that we have available net operating losses carried forward from prior REIT tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See " — Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

              If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed, and (ii) the amounts of income for the taxable year we retained and on which we have paid corporate income tax.

              It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (1) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

  •
  "residual interests" in a real estate mortgage investment conduit or taxable mortgage pools;

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  loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

  •
  loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

              In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of stock or other property.

              We may be able to rectify a failure to pay sufficient dividends for any year by paying "deficiency dividends" to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

Failure to Qualify

              If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in "Income Tests" and "Asset Tests."

              If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct dividends to stockholders in any year in which we do not qualify to be taxed as a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at qualified dividend rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

              Our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner, such as a financing arrangement or loan for federal income tax purposes. Even if our sale-leasebacks are treated as secured loans, for purposes of the REIT asset tests and the 75% gross income test, each "loan" would likely be considered to be collateralized by real property to the extent of the fair market value of the underlying property. As a result, we believe that we would continue to meet the REIT assets tests and gross income tests. However, it is possible that if one or more of our leases were recharacterized as a financing, the recharacterization of one or more of these transactions could cause us to fail to satisfy the REIT asset tests or gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned as a result of such recharacterization, and such failure could result in our failing to qualify as a REIT. In addition, if one or more of our leases were recharacterized as a loan, tax attributes associated with the ownership of real property — principally depreciation — would not be available to us, and the timing of our income inclusion would be affected. These changes in amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization could cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Prohibited Transactions

              Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

              Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

              We and our subsidiaries may enter into hedging transactions with respect to interest rate and foreign currency exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Department of Treasury Regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of Treasury Regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

              In this section, the phrase "domestic stockholder" means a holder of shares of our Common Stock that for federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

  •
  an estate, the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

              If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds shares of our shares Inc. Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock.

    Distributions

              So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% federal rate) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  qualified dividends received by the REIT from TRSs or other taxable C corporations; or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

              Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See " — Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

              Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholders generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholders of record on a specified date in any such month will be treated as both paid by us and received by the stockholders on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

              To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See " — Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

    Dispositions of our stock

              In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

              If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Department of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that may not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

              Passive activity losses and investment interest limitations — Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. If we make dividends to non-corporate domestic stockholders, the dividends will be treated as investment income for purposes of computing the investment interest limitation. However, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the domestic stockholder elects to treat such amounts as ordinary income for federal income tax purposes.

              On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain domestic stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our Common Stock.

Taxation of Non-U.S. Holders

              The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to certain non-U.S. holders. A "non-U.S. holder" is any person other than a domestic stockholder or an entity treated as a partnership for federal income tax purposes.

              The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

    Ordinary dividends

              The portion of distributions received by non-U.S. holders that (1) is payable out of our earnings and profits, (2) is not attributable to our capital gains and (3) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. We generally plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

  •
  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

  •
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

              Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income (i.e., certain income from taxable mortgage pools or REMIC residual interests) allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder's share of our excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

              Subject to the discussion below, in general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

    Non-dividend distributions

              Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the stockholder's proportionate share of our earnings and profits, plus (2) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

    Capital gain distributions

              Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or "USRPI capital gains," will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under " — Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

              A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. The shares of our Common Stock are listed on the NYSE under the symbol "WPC."

    Dispositions of our stock

              Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock could be treated as a USRPI if 50% or more of our assets at any time during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor we expect to meet this 50% test.

              Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.

              In the event that we are not a domestically-controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable U.S. Department of Treasury Regulations, on an established securities market, a non-U.S. holder's sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period.

              If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

    Wash sales

              In general, special wash sale rules apply if a stockholder owning more than 5% of our Common Stock avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our common stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our common stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. holders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. holders.

    Estate tax

              If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to federal estate tax.

New legislation relating to foreign accounts

              The Hiring Incentives to Restore Employment Act (the "HIRE Act"), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the "Foreign Account Tax Compliance Act" or "FATCA."

              On January 17, 2013, the U.S. Department of Treasury issued final regulations relating to FATCA. As a general matter, and among other things, FATCA will impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," the foreign entity certifies it has no substantial U.S. owners or furnishes information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under FATCA. The requirements under FATCA may be modified by an intergovernmental agreement between the United States and another country. Under delayed effective dates provided for in the regulations and published IRS guidance, the withholding tax described above will apply (i) to dividends on our shares beginning on July 1, 2014, and (ii) to payments of gross proceeds from a sale or other disposition of our shares beginning on January 1, 2017. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

              Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt employee pension trust do not automatically constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (e.g., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

              Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

              In certain circumstances, a pension trust that owns more than 10% of our stock by value could be required to treat a percentage of its distributions as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a "pension-held REIT."

              Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

              We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholders who fails to certify its non-foreign status.

              We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

              Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's federal income tax liability provided the required information is furnished to the IRS.

Legislative or Other Actions Affecting REITs

              The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of Treasury. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

    State, Local and Foreign Taxes

              We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We own real property assets located in numerous jurisdictions, and will be required to file tax returns in some of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

PLAN OF DISTRIBUTION

              Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the Securities offered pursuant to this prospectus to or through one or more underwriters or dealers or we may sell the Securities to investors directly on our own behalf in those jurisdictions where we are authorized to do so or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

              Underwriters may offer and sell the Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the Securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

              Shares of our Common Stock may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

              Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the Securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions.

              Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities, if any are purchased.

              Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

              If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.

The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

              In connection with the offering of the Securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase Securities for the purpose of stabilizing their market price. The underwriters in an offering of Securities may also create a "short position" for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing Securities in the open market following completion of the offering of such Securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering), for the account of the other underwriters, the selling concession with respect to Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

              Shares of our Common Stock are listed on the NYSE under the symbol "WPC." Any Debt Securities, series of Preferred Stock or Warrants we offer will be new issues of Securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any Securities sold by us.

              Selling securityholders may use this prospectus in connection with resales of the Securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the Securities. Selling securityholders may be deemed to be underwriters in connection with the Securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of W. P. Carey Inc. for the year ended December 31, 2013; the audited historical financial statements of Corporate Property Associates 16—Global Incorporated included in Exhibit 99.1 of W. P. Carey Inc.'s Current Report on Form 8-K dated March 7, 2014; and the audited historical financial statements of Corporate Property Associates 15 Incorporated included in Exhibit 99.6 of W. P. Carey Inc.'s Current Report on Form 8-K dated October 19, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 SELLING SECURITYHOLDERS

              Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC. We will not receive any of the proceeds from the sale of Securities to which this prospectus relates that are offered by any selling securityholders.

LEGAL MATTERS

              The legality of the Securities offered hereby by W. P. Carey is being passed upon for W. P. Carey by DLA Piper LLP (US). In addition, the description of federal income tax consequences contained in the section entitled "Material Federal Income Tax Considerations" is based on the opinion of DLA Piper LLP (US), which opinion is subject to various assumptions and is based on current tax law of the United States. Certain legal matters may be passed upon for any of the underwriters or agents by counsel named in the applicable prospectus supplement.